EXAM SERVICES AGREEMENT
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THIS EXAM SERVICES AGREEMENT ("Agreement") is entered into and effective as of
July 1, 1999 (the "Effective Date"), by and between MICROSOFT CORPORATION ("Microsoft"), a Washington, corporation and SYLVAN LEARNING SYSTEMS, INC. ("Sylvan"), a Maryland corporation.

                                    RECITALS

         A. Microsoft develops and owns exams, which test end users' skill levels in various areas through its Microsoft Certified Professional Program ("MCP") and Microsoft Sales Specialist Program ("MSS")(collectively, the "Exams");

         B. Sylvan provides remote registration for candidates to register for exams, and enables candidates to take exams at test centers worldwide;

         C. Sylvan wishes to offer Microsoft services for the registration, appointment notification, fee collection, exam publication and delivery, collection of candidate and exam details, fee remittance and monthly reporting; and

         D. Microsoft wishes to engage Sylvan to deliver tests provided by Microsoft. In its role as a test delivery provider, Sylvan will deliver exams to candidates around the world on its own behalf in Sylvan's own name, and not on behalf of Microsoft, through Sylvan's network of secure testing centers and will charge and collect candidates' exam fees equal to prices established by Microsoft ("Exam Fees") plus any applicable taxes in accordance with Sections 4 and 15 of this Agreement (Exam Fees and applicable taxes collectively referred to as "Candidate Fees"). Sylvan will remit to Microsoft the difference between the Exam Fees and the Sylvan Retention (as defined in Section 4.2 herein) in accordance with the Statement of Work attached hereto.

In consideration of the covenants and conditions set forth below, the adequacy of which is agreed to and hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.        Sylvan Obligations.

         1.1 Services. Sylvan agrees to provide the services described in the Statement of Work attached hereto as Exhibit A ("Statement of Work") and incorporated herein by reference, together with all costs and expenses, except as otherwise provided for in this Agreement or the Statement of Work ("Services"). Sylvan shall deliver the Exams internationally in its own name and on its own behalf, and shall be responsible for applicable taxes associated with the Services described herein. The parties acknowledge that Sylvan is not acting on Microsoft's behalf in this Agreement.

         1.2 Financial Reports. In addition to the Services, Sylvan agrees to provide to Microsoft's credit management department quarterly Financial Statements within forty-five (45) days after the end of each calendar quarter. Financial Statements should be forwarded to the attention of: Credit Manager,
Finance, Microsoft Corporation,      *      . "Financial Statement" is defined
as a Balance Sheet as of the last day of the calendar quarter, and an Income Statement and Statement of Cash Flows for the quarter and year-to-date, containing as much detail as is required in United States Securities and Exchange Commission statements, and prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Supplying Microsoft with copies of all United States Securities and Exchange Commission filings by Sylvan shall satisfy Sylvan's obligation to provide Financial Statements under this Section. Any deviation from GAAP in the quarterly Statements shall be

*Portions of this exhibit have been omitted based upon a request for confidential treatment.

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clearly noted. These Statements must be signed by an officer of Sylvan as being representative of the books and accounts of Sylvan.

         1.3 Financial Information. Within ten (10) days after Sylvan learns that it has become or will become Insolvent (as defined elsewhere herein), Sylvan shall submit financial statements to Microsoft in sufficient detail to allow Microsoft to determine whether Sylvan shall be capable of continuing to perform its obligations hereunder. The financial statements shall include, but shall not be limited to, balance sheets and related statements of income and retained earnings and statements of changes in financial condition. To the extent those statements are audited, the audit report of the certified public accountant performing the audit shall also be made available to Microsoft.

         1.4 Year 2000 Compliance Certification. Sylvan certifies and agrees to the following:

                   (a) Sylvan represents and warrants that the software, hardware, and firmware used by it and all of its subcontractors, agents, and/or third parties, in relation to each such party's performance of the Services, (i) will accurately distinguish date/time data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, and (ii) will not cease its normal operations, malfunction or provide invalid or incorrect results as a result of date data ("Year 2000 Compliant"), by October 31, 1999.

                   (b) Sylvan agrees to indemnify, defend, and hold Microsoft and its successors, officers, directors, and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages in connection with any claim relating to Sylvan's warranties under Section (a) above.

                   (c) Microsoft may terminate its agreement(s) with Sylvan upon sixty (60) days' notice if Sylvan is not able to perform the Services as a result of not being Year 2000 Compliant for whatever reason. If Sylvan is able to cure such non-compliance within the 60-day notice period, the agreement(s) shall not terminate.

                   (d) Sylvan shall provide a quarterly report summarizing its progress in implementing its Year 2000 Compliance Plan. Sylvan shall also provide confirmation by its third party Year 2000 consultants that Sylvan has completed its Year 2000 Compliance Plan and is Year 2000 compliant no later than October 31, 1999.

         1.5 Reports. Sylvan shall timely provide Microsoft with the reports specified in the Statement of Work, the general financial reports identified in this Section 1 herein and in the Statement of Work (each a "Report"), and all other information requested from time to time with respect to all Services performed. All Reports shall be complete and accurate. Each Report, whether in electronic or paper format, shall meet the standard Report Requirements identified for the Report on the Statement of Work and shall be delivered within the time as specified in the Statement of Work. Sylvan shall use its best effort to correct any errors in a Report within three (3) business days following Microsofts notice specifying the item in respect of which an error is reported to have occurred. Sylvan shall deliver each Report, and all supporting documentation therefor, by the time and on the Business Day specified in the Statement of Work. A "Business Day" means each day on which Sylvan and Microsoft is open for business.

         1.6 Right to Remove or Replace. Both parties acknowledge that Candidate satisfaction is of paramount importance to successful implementation of the MCP and MSS programs. In the event Microsoft receives specific complaints of a serious nature about any of Sylvan's employees or subcontractors, from Candidates or testing centers, Microsoft shall communicate the complaint to Sylvan. Sylvan and Microsoft shall make a good faith effort to resolve the complaint within seven (7) days. If unresolved after seven (7) days, Sylvan shall remove the employee or subcontractor from performance of any of the Services for Microsoft herein. The automatic removal provisions of this Section
1.6 shall not


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apply to those employees Sylvan appoints as primary business contacts with
Microsoft, but Sylvan and Microsoft shall attempt to resolve the complaint as described herein.

         1.7 Testing Center Agreements. Sylvan shall recruit testing centers on its own behalf at its own discretion. Sylvan shall enter into agreements with each testing center which will require each testing center to protect Microsoft's confidential information and trademark usage in a manner equal to or greater than that provided in this Agreement. Sylvan shall not require, as a condition to becoming a testing center or at any other time, that a prospective or existing testing center deliver exams exclusively in connection with Sylvan. Microsoft reserves the right to review each type/form of testing center agreement for compliance with this Section 1.7.

2. Limited License Grant - Microsoft.

         2.1 Exams. Microsoft retains all right, title, and interest in and to the Exams subject to the limited license grant in this Section 2.

         2.2 License to Sylvan. Microsoft hereby grants to Sylvan, during the term of this Agreement, a nonexclusive, worldwide right and license to:

                   (a) Use the Exams solely to perform the Services for Microsoft. Sylvan shall at no time allow such license to be shared, transferred or used by any third party contrary to the provision of the Services; and

                   (b) Sylvan will not (i) disassemble, decompile or reverse engineer Exams or (ii) make copies of the Exams, in whole or in part, except for a single backup copy.

3. Limited License Grant - Sylvan.

         3.1 Sylvan-Owned Material/Sylvan Deliver System. Sylvan represents to Microsoft that the testing, scheduling and registration systems and software included in Sylvan's Delivery System (the worldwide network of Sylvan testing locations where Microsoft's computer-based exams are or can be delivered to an examinee and the data communication, registration, scheduling and testing systems and software that are proprietary to Sylvan or licensed to Sylvan on a non-restricted basis, excluding any Microsoft software) is the property of Sylvan or its suppliers and are proprietary to them. No title to or ownership of Sylvan materials or the Sylvan Delivery System provided to Microsoft and/or otherwise used by either party in conjunction with this Agreement ("Sylvan-Owned Materials") is transferred to Microsoft. Any changes or modifications to the Sylvan Delivery System are the property of Sylvan and Sylvan shall own all rights, title and interest, including copyright, in such changes and modifications. The Sylvan technology and Sylvan intellectual property, including but not limited to Sylvan-Owned Materials, used in the production and distribution of the Exams is the sole property of Sylvan and is protected by law. Any unauthorized use or transfer without Sylvan's written consent is prohibited.

         3.2 Sylvan represents that it is the owner of or has properly licensed the Sylvan-Owned Materials and all portion thereof and that it has the right to modify same and grant Microsoft a license for its use. All applicable rights to patents, copyrights, trademarks, and trade secrets in the Sylvan-Owned Materials, and in any modifications thereto, are and shall remain in Sylvan. Microsoft shall not sell, transfer, disclose, display, license or otherwise make available to any party the Sylvan-Owned Materials, including translations, compilations, partial copies, modifications and updated versions, except that Microsoft may provide to third parties exam files that may include Sylvan-Owned Materials so long as Microsoft conveys no license to use nor any other rights to such Sylvan-Owned Materials, and such materials include the copyright or other statement placed on such exam files or Sylvan-Owned Materials by Sylvan. Microsoft further acknowledges and agrees (i) that any other use of Sylvan-Owned Materials by Microsoft is strictly prohibited unless such other use is authorized in writing by Sylvan, (ii) any copyright or other statement placed on such exam files or Sylvan-Owned Materials shall not be altered or removed by

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Microsoft and shall accompany the same if provided to a third party, and (iii)
any third party receiving Sylvan-Owned Materials or Sylvan-Owned Materials contained in exam files does not obtain any rights in such Sylvan-Owned Materials.

         3.3 License. Subject to the terms of this Agreement, Sylvan grants Microsoft for the term of this Agreement, and Microsoft accepts from Sylvan, a non-exclusive, non-transferable, worldwide, paid-up and royalty-free license
(a) to use, reproduce and distribute internally the Sylvan-Owned Materials for the limited purpose of developing, publishing and administering Microsoft exams. This license also includes the right to provide to third parties the exam files that may include Sylvan-Owned Materials so long as Microsoft conveys no license to use nor any other rights to such Sylvan-Owned Materials.

         3.4 Except as provided herein, this license, the Sylvan-Owned Materials, and the Sylvan technology and intellectual property used in the production and distribution of Exams may not be assigned or transferred without the prior written consent of Sylvan and without an approved assignee o transferee entering into a licensing agreement to be provided by Sylvan. Microsoft shall not disclose the Sylvan-Owned Materials or Sylvan technology and intellectual property used in the production and distribution of Microsoft Exams to any third party except as provided herein, and shall not decompile, reverse engineer, disassemble or in any way attempt to create source code from Sylvan-Owned Materials.

4. Candidate Fee Collection and Distribution.

         4.1 Candidate Fees. Sylvan shall charge and collect the Candidate Fees and vouchers from candidates pursuant to the provisions of the Statement of Work.

         4.2 Sylvan Retention. Microsoft agrees that Sylvan may retain a fee per exam delivered or scheduled worldwide ("Sylvan Retention"), in accordance with the Statement of Work attached hereto. Except as otherwise provided in this Agreement or in the Statement of Work, Sylvan shall bear sole responsibility for the costs associated with the Services. The balance of all Exam Fees, less the applicable Sylvan Retention, shall be remitted by Sylvan to Microsoft pursuant to the terms of the Statement of Work.

         4.3 Credit Card Cost and Additional Services Invoicing and Payment. Sylvan will provide Microsoft with the financial reporting and remittance of the Exam Fees and other revenues minus Sylvan Retention pursuant to the provisions of the Statement of Work. For credit card costs and additional services pursuant to the Statement of Work, Sylvan will provide Microsoft with a monthly summary invoice stating all amounts due from Microsoft to Sylvan under this Agreement. Such monthly invoice shall include the monthly total, by purchase order line, for items included on each line of such purchase orders and shall be submitted by Sylvan to Microsoft's Accounts Payable department in hard copy (paper) format. In addition, Sylvan shall provide to Microsoft on a 3.5" floppy disk in Microsoft Excel Version 7.0 format, a monthly detailed listing of items contained within each purchase order line, with a sub-total for each item and an invoice total. The foregoing invoice reporting shall contain sufficient detail to allow Microsoft to determine the accuracy of the amounts billed. All invoices shall be expressed and paid in U.S. dollars. All payments shall be made via ACH electronic payment to Sylvan's financial institution as supplied to Microsoft via Microsoft's ACH electronic payment forms. Except for Disputed Amounts, payment shall be made by Microsoft to Sylvan on a net thirty (30) day basis after receipt of accurate and complete invoices for Services by Microsoft:

            Microsoft Corporation
            Microsoft Financial
            Operations Accountant
            One Microsoft Way
            Redmond, WA 98052-6399

         4.4 Disputed Amounts. As used herein, "Disputed Amounts" means amounts that are subject to a bona fide dispute raised by Microsoft, orally or in writing, within thirty (30) days of Microsoft's receipt of the invoice. All Disputed Amounts that Microsoft subsequently agrees in writing to pay

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("Agreed Payment") or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration ("Required Payment") shall be paid within thirty (30) days from the date of such agreement or determination. Payment of an invoice without asserting a dispute is not a waiver as to any claim or occurrence provided that such assertion is made within twelve
(12) months of payment, unless disclosed by audit pursuant to Section 14.

5. Sylvan Web Resource.

         5.1 Development. In accordance with a development schedule, data retrieval specifications, and other specifications to be mutually agreed upon by the parties, Sylvan shall develop or maintain a web resource to enable Sylvan to perform the Services ("Sylvan Web Site") at its own expense, subject to Microsoft's reasonable review and approval, which shall include, without limitation, the following elements: (i) accuracy of language and graphical descriptions of Microsoft exams, certification requirements, and exam eligibility, (ii) editorial material, (iii) advertisements, and (iv) any material relating to any Microsoft competitors.

6. Remedies for Sylvan's Failure to Provide Services and Reports.

         6.1 If Sylvan does not perform the Services in accordance with this Agreement, Microsoft shall have the following remedies available for global/world-wide or regional failure(s) to perform. For purposes of this section a "Region" shall be defined as one of the following: South Pacific and Americas ("SPAR"), Europe, Middle East and Africa ("EMEA") and/or Eastern. Regions may be modified, added or deleted at Microsoft's sole discretion; provided that no modification of regions shall affect the calculation of penalties already in existence at the time the region(s) are modified and further provided that any addition, deletion or modification of a region shall not be effective for the purposes of levying penalties for a period of sixty
(60) days after Sylvan receives notice of the addition, deletion or modification unless Sylvan has received prior notice and has waived such sixty (60) day period in advance. If a performance failure materially impacts Microsoft testing in all three (3) Regions, the such failure may be considered Global.

         6.2 For each initial failure to perform, Microsoft shall provide Sylvan with notice of Sylvan's failure to perform. Sylvan shall provide a written plan to Microsoft, describing the cause of Sylvan's failure to perform, and a timetable and strategy for Sylvan's compliance by the later of (i) the first day of the next calendar month or (ii) fifteen days from the date of the notice of failure to perform.

         6.3 Sylvan shall comply with such plan and shall achieve compliance within the time set forth in the approved plan.

         6.4 If Sylvan (i) fails to perform within the time period prescribed in
Section 6.2, (ii) subsequently fails to perform in a manner similar to the failure described in the notice under Section 6.2, (iii) fails to meet or exceed the Key Performance Indicators (as defined in the Statement of Work) ("KPI") after having been notified by Microsoft in accordance with Section 6.2, or (iv) fails to timely provide complete reporting as required in the Statement of Work after having been notified by Microsoft in accordance with Section 6.2, Microsoft may disallow (a) up to seven and one-half percent (7.5%) of Sylvan Retention from a particular Region for failure(s) in that Region, or (b) up to five percent (5%) of Sylvan Retention for performance failures having a Global impact, beginning in any of the first three months after thirty (30) days' written notice from Microsoft to Sylvan describing the failure and that this remedy is to be applied for each month that Sylvan continues to fail to meet the performance described in Microsoft's notice herein, until Sylvan meets or exceeds the required performance.

         6.5 Any remedies under this Section 6 shall be in addition to all other remedies available under this Agreement.

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         6.6 All notices required to be given under this Section 6 may be given by electronic mail, in addition to the manner specified in Section 15.3.

7. Intellectual Property Rights.

         7.1. Ownership of Work. All materials developed by Sylvan pursuant to this Agreement shall be owned by Sylvan or its suppliers. Notwithstanding the foregoing, Microsoft and its suppliers retain all right, title and interest in and to the exams and all other material provided by Microsoft to Sylvan to enable it to perform the Services ("Exams"). The Sylvan technology and Sylvan intellectual property used in the production and distribution of the examination shall remain the sole property of Sylvan.

         7.2 Microsoft Trademarks. Sylvan may refer to themselves as a "Microsoft Certified Professional Exam Provider" in text, and use the "Microsoft Certified Professional Exam Provider" and "Microsoft" logos (the "Logos") according to the Microsoft guidelines attached hereto as Exhibit D or as may be provided by Microsoft from time to time. Sylvan shall correct any specified misuses of Microsoft's trademarks or the Logos. This Agreement does not grant Sylvan any right, title, interest, or license in or to any of Microsoft's names, word marks, logos, logotypes, trade dress, designs, or other trademarks. Nothing herein shall restrict Microsoft's legal or equitable rights to protect its trademarks against infringement, dilution or other misuse.

         7.3 Sylvan shall indemnify, defend and hold Microsoft harmless from any and all claims arising from, or related to, any failure of Sylvan to comply with this Section 7.

8. Confidentiality.

         8.1 The parties each expressly undertake to retain in confidence all Confidential Information disclosed by one party to the other hereunder pursuant to the terms and conditions set forth in that certain Non-Disclosure Agreement dated April 8, 1998 (the "NDA"), a copy of which is attached hereto as Exhibit E and incorporated herein by reference. Without limitation, the specific terms of this Agreement shall be deemed to be Confidential Information pursuant to the NDA.

         8.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

9. Warranties.

         9.1 Mutual Warranties. Each party hereby represents and warrants as follows:

                   (a) Corporate Power. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                   (b) Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

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                   (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         9.2 Sylvan Warranties. Sylvan represents and warrants the following to
Microsoft:

                   (a) The Services provided to Microsoft under this Agreement do not infringe any copyright, trade secret, trademark, or other proprietary right held by any third party;

                   (b) The Services shall be performed in compliance with all applicable laws and regulations of any relevant jurisdiction;

                   (c) The Services shall be performed by Sylvan in a professional manner and shall be of a high grade, nature, and quality, and in conformity with the description set forth in the Statement of Work;

                   (d) Sylvan agrees to fully comply with the Insurance and Risk Allocation provisions of Section 13; and

                   (e) Sylvan's employees and agents shall at all times, while on Microsoft property or while performing the Services, comply with all applicable, local, state and federal laws, including specifically all laws prohibiting harassment of any kind in the workplace. Sylvan assumes all responsibility for providing to its employees, agents and subcontractors any training that may be required to insure compliance with such laws.

         9.3 Microsoft Warranties.

                   (a) Microsoft warrants that it has all rights necessary to meet its obligations under this Agreement.

         EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7, NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO ITS PRODUCTS, SERVICES OR PERFORMANCE HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10. Limitation of Liability

         NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) INCURRED BY THAT PARTY AS A RESULT OF ANY BREACH OF THIS AGREEMENT.

         THIS SECTION SHALL HAVE NO EFFECT UPON, AND SHALL NOT LIMIT LIABILITY FOR ANY CLAIMS, LOSSES OR DAMAGES FOR BREACH OF SECTIONS 8 AND 9.2(a).

11. Indemnity.

         11.1 Indemnity by Sylvan. Sylvan agrees to indemnify and hold Microsoft and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith or with successfully establishing the right to indemnification hereunder, which arises out of:

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                   (a) Any claim that if true would constitute a breach of
Sylvan's warranties set forth in Section 9 above or default by Sylvan in the performance of any obligation to be fulfilled by Sylvan under this Agreement; or

                   (b) Any claim related to the Services, except as such claim relates to that Value Added Tax ("VAT"), if any, imposed on transactions (as opposed to services deemed to have been performed by Sylvan for Microsoft) between Sylvan and Microsoft that are deemed by a foreign, federal, state, provincial, municipal, local or other competent taxing authority to be the responsibility of Microsoft and which VAT the parties, after reasonable effort, had resolved did not apply or no such joint resolution was possible..

         Provided, however, that this indemnity expressly excludes any claim set forth in this Section 11.1 above or any loss, cost, damage or expense, to the comparative extent arising out of the negligent or willful acts or omissions of Microsoft, its employees, agents, representatives or any person or entity under the direction or control of Microsoft.

         11.2 Indemnitv by Microsoft. Microsoft agrees to indemnify and hold Sylvan, and its successors, officers, directors and employees harmless from any and all third party actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including without limitation attorneys' fees) to the extent arising out of or in connection with

                   (a) Any claim that if true would constitute a breach of Microsoft's warranties set forth in Section 9 above; or

                   (b) Any claim related solely to the content of the exams in the form made available or delivered by Microsoft to Sylvan.

         Provided, however, that this indemnity expressly excludes any claim set forth in this Section 11.2 above or any loss, cost, damage or expense, to the extent arising out of the negligent or willful acts or omissions of Sylvan, its employees, agents, representatives or any person or entity under the direction or control of Sylvan. For purposes of this Section 11.2, the parties agree that all Testing Centers shall be deemed to be under Sylvan's direction and control.

         11.3 Notice of Claim. If any action shall be brought against a party (the "Indemnified Party") in respect to which indemnity may be sought pursuant to the provisions of this Section 11, the Indemnified Party shall promptly notify the other party (the "Indemnifying Party") in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Indemnifying Party may, at its option, assume the defense of the action, in which event the Indemnified Party will cooperate fully in such defense and may participate in such defense with counsel of its own choice, provided that the Indemnified Party will be responsible for all expenses relating to such separate counsel. If the Indemnifying Party assumes the defense of the action, its obligation will be limited to paying the attorneys' fees, costs and expenses associated with such defense (except as otherwise expressly provided herein) and holding harmless the Indemnified Party from and against any judgment paid on account of such action or monetary settlement the Indemnifying Party has made (with the Indemnified Party's approval, not to be unreasonably withheld) or approved. No settlement may be made by the Indemnified Party without the Indemnifying Party's prior approval. No settlement may be made by the Indemnifying Party without the Indemnified Party's prior approval.

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         11.4 Survival. Both parties agree that the indemnities set forth in this Section 11 shall survive and shall be enforceable beyond the termination or completion of this Agreement.

SYLVAN AND MICROSOFT EXPRESSLY AGREE THAT THIS ARTICLE ENTITLED INDEMNIFICATION HAS BEEN READ AND REVIEWED AND HAS BEEN THE SUBJECT OF NEGOTIATION BETWEEN THE PARTIES, AND THAT BOTH PARTIES AGREE TO BE BOUND BY THE TERMS THEREOF.

12. Insurance.

         12.1 Coverage. Prior to the commencement of this Agreement and throughout the entire term thereof, Sylvan shall maintain the following insurance. Such insurance shall be in a form and with insurers reasonably acceptable to Microsoft, and shall comply with the following minimum requirements:

                   (a) Comprehensive General Liability- Sylvan shall obtain and maintain a policy of "general", "public", or "commercial" liability insurance with policy limits of not less than $1,000,000 each occurrence for bodily injury and $1,000,000 each occurrence for damage to property, or, alternatively, $1,000,000 combined single limit each occurrence for bodily injury and property damage combined. The policy shall be the "occurrence" form, including coverage for premises and operations, contractual liability (including specifically liability assumed herein), broad form property damage, and products and completed operations. Sylvan shall name Microsoft its subsidiaries, and their respective directors, officers and employees as additional insureds under such policy to the extent of contractual liability assumed by Sylvan under this Agreement. The coverage afforded to the additional insureds shall be primary and non-contributory to insurance maintained by Microsoft, and shall contain a severability of interests provision in favor of the additional insureds.

                   (b) Automobile Liability - If licensed vehicles will be used in connection with the performance of the work hereunder, and at all times when such vehicles are operated on the premises of Microsoft, Sylvan shall maintain automobile liability insurance covering all owned, rented, and non-owned vehicles operated by Sylvan with policy limits of not less than $1,000,000 combined single limit for bodily injury and property damage combined, or, if limits are obtained on a per person and per accident basis, not less than $1,000,000 per person and per accident for bodily injury, and $500,000 per accident for property damage.

                   (c) Workers' Compensation - Sylvan shall at all times and to the fullest extent comply with all applicable workers' compensation, occupational disease, and occupational health and safety laws, statutes, and regulations. Compliance and coverage shall extend to all employees of Sylvan suffering bodily injury (including death) by accident or disease, which arises out of or in connection with the performance of this Agreement. Satisfaction of these requirements shall include, but shall not be limited to:

                        (i) full participation in any required governmental occupational injury and/or disease insurance program, to the extent participation in such program is mandatory in any jurisdiction, and

                        (ii) purchase of workers' compensation and occupational disease insurance providing benefits to employees in full compliance with all applicable laws, statutes, and regulations (but only to the extent such coverage is not provided under a mandatory government program as in (a) above), and/or

                        (iii) maintenance of a legally permitted and government-ally approved program of self insurance for workers' compensation and occupational disease.

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         If Sylvan fails to effect and maintain a program of compliance with applicable workers' compensation and occupational disease laws, statutes, and regulations, and Microsoft incurs fines or is required by law to provide benefits or to obtain coverage for such employees, Sylvan shall indemnify Microsoft for such fines, payment of benefits to employees or Sylvan or their heirs or legal representatives, and/or the cost of effecting coverage on behalf of such employees. Any amount owed to Microsoft by Sylvan pursuant to this indemnity may be deducted from any payments owed by Microsoft to Sylvan for performance of this Agreement.

                   (d) Employer's Liability - Sylvan, in addition to complying with the provisions of section (iii) above, shall maintain coverage for employer's liability with a policy limit of not less than $1,000,000 per accident. In states where commercial insurance of workers' compensation is not permitted, this requirement may be fulfilled through addition of the "Employers Stop Gap Liability" endorsement to the comprehensive general liability policy required in (a) above.

                   (e) Professional Liability And Errors & Omissions Liability Insurance. Policy limits of not less than One Million Dollars ($1,000,000.00) each claim with a deductible of not more than $25,000.00. Such insurance shall include coverage for infringement of proprietary rights of any third party, including without limitation copyright, trade secret and trademark infringement as related to Sylvan's performance under this Agreement. Throughout the term of this Agreement, the Professional Liability And Errors & Omissions Liability Insurance retroactive coverage date will be no later than the Effective Date of this Agreement. Upon expiration or termination of this Agreement, Sylvan will either (i) continue to maintain such coverage for a period of at least one (1) year following termination of this Agreement; (ii) maintain for at least one (1) year full replacement coverage that also complies with the requirements of this
Section 12.1(e); or (iii) maintain an extended reporting period ending not less than one (1) year following termination of this Agreement ("Extended Reporting Period"), and providing that claims first made and reported to the insurance provider within said Extended Reporting Period will deemed to have been made during the policy period.

         12.2 General Requirements Applicable to All Above Coverages.

                   (a) All deductibles and premiums associated with the above coverages shall be the responsibility of Sylvan.

                   (b) If in the opinion of Microsoft the amount of liability coverage is not adequate by reason of inflationary pressures or experience or the nature and content of Sylvan's activities, Sylvan shall increase the amount of insurance coverage as reasonably required by Microsoft.

                   (c) The use of umbrella or excess liability insurance to achieve the above required liability limits shall be permitted by Microsoft, provided that such umbrella or excess insurance results in the same type and amounts of coverage as required under the required individual policies identified above. Microsoft retains the sole right to determine whether such umbrella or excess insurance, in combination with underlying policies, satisfies the insurance requirements set forth herein.

                   (d) It is the intent of the parties that the above insurance requirements will assure adequate resources for victim compensation and will serve to minimize Microsoft's involvement and liability arising out of performance of this Agreement by Sylvan. Where any subcontractor is retained by Sylvan in the performance of this Agreement, Sylvan shall either require such subcontractor to assume the same insurance obligations on behalf of Microsoft as are required of Sylvan herein, or extend its insurance to cover any subcontractor retained by Sylvan.

         12.3 Certificates of Insurance. Prior to the commencement of this Agreement, Sylvan (and any subcontractor thereof where Sylvan is not assuming its insurance obligations) shall provide to Microsoft certificates of insurance evidencing full compliance with the insurance requirements contained herein. Such certificates shall be kept current throughout the entire term of this Agreement, and shall

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05/12/99                      Microsoft Confidential                          10
provide for at least thirty (30) days' advance notice to Microsoft if the coverage is to be canceled or materially altered so as not to comply with the foregoing requirements.

         Where such insurance is to waive rights of subrogation or include Microsoft as an additional insured the certificate shall expressly reflect in writing the insurers' acceptance of such requirements.

         Failure by Sylvan to furnish certificates of insurance or failure by Microsoft to request same shall not constitute a waiver by Microsoft of the insurance requirements set forth herein. In the event of liability or expense incurred by Microsoft as a result of such failure by Sylvan, Sylvan hereby agrees to indemnify Microsoft for all liability and expense (including reasonable attorney's fees and expenses associated with establishing the right to indemnity) incurred by Microsoft as a result of such failure by Sylvan.

13. Term and Termination.

         13.1 Term. This Agreement shall commence as of the Effective Date. The Agreement shall terminate upon the earlier of (i) June 30, 2001, (ii) June 30, 2000, in the event that either party provides written notice to the other party of its intent to terminate at least ninety (90) days prior to June 30, 2000, or
(iii) as terminated under this Section 13. Termination of this Agreement will not affect (i) fees and remittance for Services furnished prior to termination or as mutually agreed after termination; or (ii) Microsoft's and Sylvan's compliance with the terms and conditions of this Agreement in connection with Services actually furnished. On or before April 1, 2000, or upon any earlier termination notice, Microsoft shall notify Sylvan of its intent to negotiate a further agreement between Sylvan and Microsoft for exam delivery services.

         13.2 Default. This Agreement shall terminate automatically upon a Default under Section 13.2(a)(2) below. Microsoft may terminate this Agreement upon a Default under Section 13.2(a)(1), if the default has not been cured within five (5) days after Microsoft provides notice to Sylvan describing the Default(s) in reasonable detail.

                   (a) Each of the following is a Default or event of default:

                        (i) The acquisition of a substantial part or all of Sylvan's assets by or its merger with another company;

                        (ii) The occurrence of any of the following (each an "Insolvency Event of Default"): (A) any party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of its creditors; (B) a proceeding is instituted, voluntarily or otherwise, by or against any party seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debt, which is not dismissed within thirty (30) days; (C) any affirmative act of insolvency by any party or the filing by or against any party of any petition or action under any bankruptcy, reorganization, insolvency arrangement, liquidation, dissolution or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (D) a proceeding is initiated against any party seeking to appoint a receiver, trustee or other similar official for it or for any substantial part of its property; (E) a party ceases to pay its debts as they become due; (F) ANY PARTY BECOMES INSOLVENT, as defined elsewhere herein; or (G) the subjection of a material part of any party's property to any levy, seizure, assignment or sale for or by any creditor, third party or governmental agency.

                   (b) Effect of Termination.

                        (i) Payment. Notwithstanding termination of this Agreement, Sylvan shall remit to Microsoft all Exam Fees (less the Sylvan Retention) earned prior to termination and each party shall return any Confidential Information of the other party within ten (10) days from the date OF SUCH termination. In addition, Sylvan shall return all data, solely as it is derived from Microsoft facilities and

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05/12/99                      Microsoft Confidential                          11

Services performed under this Agreement, to Microsoft within ten (10) days from the date of such termination in a standard computerized management maintenance system format.

                        (ii) Transition Services. In circumstances as expressly provided by this Agreement, or in the event of termination, expiration, or Microsoft's decision to cease delivery of one or more of Microsoft's exams by Sylvan under this Agreement or under any particular Accepted Project or any Services provided under this Agreement (any or all of the foregoing referred to as a "COS"), in each instance without regard to cause or reasons for such COS, including expiration or termination of this Agreement, but expressly provided that Microsoft is not in breach or default of any of its confidentiality obligations hereunder and with written notice received by Sylvan at least thirty
(30) calendar days prior to the expiration or termination of this Agreement, or other notice provided in this Agreement Sylvan and Microsoft agree to have an orderly transfer of customer service responsibilities either to Microsoft or to another service provider as it may designate over a period not to exceed thirty
(30) calendar days following other applicable notice periods and at charges equal to 100% of the charges then applicable hereunder. In particular, but subject to the foregoing, Sylvan agrees that:

                          (A) The customer database and records of customer
transactions (including applications, orders and record of fulfillment) and other pertinent customer or exam records, including electronic records, but excluding Sylvan works, in Sylvan's possession or reasonable control and necessary to answer Microsoft customer inquiries and to provide services previously provided by the Sylvan, shall be transferred expeditiously and without charge, except out-of-pocket costs and for any programming required, to Microsoft or its new designated service provider;

                          (B) Promptly after it is apparent to either party that
there will be a COS, the parties shall meet to schedule and organize the shift of customer service responsibilities in order that it shall be seamless to Microsoft customers and occur without undue expense or inconvenience to either party; Microsoft shall pay Sylvan for services provided by Sylvan. In the event Microsoft decides to cease delivery of one or more of Microsoft's exams by Sylvan under this Agreement (and where no termination or expiration shall have occurred), Sylvan shall have met its obligation to shift customer service responsibilities if Sylvan (i) provides telephonic direction to Microsoft or another service provider as provided by Microsoft, and (ii) provides a web link to Microsoft in a manner approved pursuant to Section 5 hereto, by a URL to be provided by Microsoft;

                          (C) Provided Microsoft is not in breach or default of
its confidentiality obligations hereunder, Sylvan acknowledges its duties under this subsection are independent of any other disputes or claims it may have against Microsoft, and that it shall not utilize its practical relationship and control over prior Microsoft customer service or records to achieve any advantage or leverage in relation to such other disputes or claims; and

                          (D) Provided Microsoft is not in breach or default of
its confidentiality obligations hereunder, the duties of the parties under this transition process shall be specifically enforceable by court order because there would be irreparable damage to Microsoft, in the case of any interruption of Microsoft customer service.

                        (c) Insolvent. For purposes of this Agreement, the term "Insolvent" shall mean a financial condition such as to make the sum of a party's debts greater than all of the party's assets, at fair valuation; or, when a party has incurred debts beyond that party's ability to pay such debts as they mature; or, when a party is engaged in a business or transaction for which the party has unreasonably small capital.

                        (d) Effect of Default. In the event of a Default, the parties shall have all rights and remedies provided in this Agreement or otherwise available under law as limited by this Agreement.

         13.3 Termination With Cause. Microsoft may terminate the Agreement immediately upon written notice to Sylvan if Sylvan breaches any payment obligation to Microsoft, or if Sylvan breaches

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05/12/99                      Microsoft Confidential                          12

Sections 7, 8 or 15.2. Otherwise, either party may terminate upon written notice in the event the other party fails to cure any breach of this Agreement within thirty (30) days of written notice of such breach.

         13.4 Termination Without Cause. Either party may terminate the Agreement without cause or the occurrence of a Default upon ninety (90) days' written notice to the other party.

         13.5 Survival. In the event of termination of this Agreement for any reason, any unsatisfied payment obligations of Sylvan and Sections 2, 4, 6, 7, 8, 9, 10, 11, 13.2(b), 14, 15.3 and 15.5 shall survive. With respect to tax matters, the terms and conditions of Section 15.4 shall survive termination until the expiration of any applicable statute of limitations or extension thereof.

         13.6 Maintenance of Records and Reports Upon Termination. If this Agreement is terminated for any reason, Sylvan will store all records and reports for at least one hundred and eighty (180) days after the termination date, and make such records and reports available to Microsoft at no additional cost.

14. Audit Rights.

         14.1 Record Keeping Requirements. During the term of this Agreement, Sylvan agrees to keep all usual and proper production and shipment records and books of account and all usual and proper entries relating to Sylvan's performance of this Agreement for a minimum period of three (3) years from the date they are created. Such records, books of account, and entries shall be kept in accordance with GAAP.

         14.2 Audit. Upon seven (7) days notice, Microsoft may cause an audit to be made of Sylvan's books and records to verify compliance with the terms of this Agreement and to verify statements issued and/or payments made by Sylvan. Any such audit shall be made by an independent certified public accountant selected by Microsoft (other than on a contingent fee basis) and/or Microsoft Internal Audit Services, during regular business hours at Sylvan's offices. Sylvan agrees that Microsoft or Microsoft's agent may enter upon Sylvan's premises for the purpose of performing audits. Sylvan agrees to provide Microsoft's designated audit or inspection team access to relevant Sylvan records. Any such audit shall be paid for by Microsoft unless material discrepancies are disclosed. "Material" shall mean a discrepancy of one percent (1%) or higher between amounts remitted to Microsoft and Sylvan's records excluding timing differences between transaction dates and posting dates and corrections in progress from prior periods. If material discrepancies are disclosed, Sylvan agrees to pay Microsoft for the costs associated with the audit.

         14.3 Audit Process. Any audit conducted pursuant to this Section 14 shall be made at Sylvan's office or such other reasonable location as Microsoft may request. In no event shall an audit be conducted more than once quarterly, unless the immediately preceding audit disclosed a material discrepancy. Notwithstanding the foregoing, in the event Microsoft has a good faith belief that one or more statements issued by Sylvan is inaccurate, incomplete, or incorrect, Microsoft may cause an audit to be conducted at any time. If accounting discrepancies in statements issued by Sylvan are disclosed as a result of an audit, Sylvan agrees to implement and or require outside contractors to implement agreed-upon corrective action. Nothing herein shall preclude Microsoft from exercising any other rights or remedies it has under law or other provisions of this Agreement.

         14.4 Confidentiality. Notwithstanding the foregoing, Sylvan may edit its books and records to protect confidential information of Sylvan that is unrelated to the subject of a Microsoft audit, or to protect confidential information of the customers of Sylvan.

15. Miscellaneous.

         15.1 Independent Contractors. Sylvan is an independent contractor for Microsoft, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

--------------------------------------------------------------------------------
05/12/99                      Microsoft Confidential                          13

         15.2 Assignment. This Agreement, and any rights or obligations hereunder, may not be assigned or transferred by either party, except that Microsoft may assign this Agreement to its subsidiaries or affiliates without Sylvan's approval. For purposes of this Agreement, a merger, consolidation, or other corporate reorganization or a transfer or sale of any or all of a party's stock, or of all or substantially all of its assets shall be deemed to be an assignment. This is a contract for personal services, and Microsoft relies upon the qualifications, reputation and expertise of Sylvan to perform all obligations hereunder. In particular, Microsoft relies upon Sylvan's history of performance over six (6) years of operation.

         15.3. Notices.

         All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

  NOTICES TO SYLVAN:                        NOTICES TO MICROSOFT:
  ------------------                        --------------------
  Sylvan Learning Systems, Inc.             Microsoft Corporation
  1000 Lancaster Street                          *
  Baltimore, MD 21201                            *
  Attn.: Robert Zentz                              Attn.:      *
  Email: robert-zentz@educate.com                *

  Telephone: (410)843-7322                  Copy to: Law & Corporate Affairs
  Fax:       (410)843-8059                  Fax:        *

   Copy to:  Dori Gillam
   Fax:      (206) 281-9468
   Email: dgillam@prometric.com

   Copy to:  Anthony Scicchitano
   Fax:      (410) 843-8744
   Email: ascicchitano@educate.com

or to such other address as the party to receive the notice or request so designates by written notice to the other.

         15.4 Taxes.

                        (a) The parties acknowledge that, under the terms of this Agreement, Sylvan will deliver Exams in the U.S. and foreign countries in its own name and on its own behalf. Sylvan shall be responsible for any income, franchise, excise, sales, use, gross receipts, value added, goods and services, property or similar tax imposed by any foreign, federal, state, provincial, municipal, local and other taxing authority which is required to be paid by Sylvan as a result of the transactions contemplated under this Agreement. Any taxes, duties, levies, fees, excises or tariffs or any penalties, interest or any additions thereon, incurred in connection with or related to the sale of goods and services by Sylvan under this Agreement shall be the financial responsibility of Sylvan, including penalties, interest and other additions thereon, and Sylvan agrees to indemnify, defend and hold Microsoft harmless from any taxes or claims, causes of action, costs (including without limitation, reasonable attorneys' fees), penalties, interest charges and other liabilities of any nature whatsoever related to such taxes, except and unless a foreign, federal, state, provincial, municipal, local or other competent taxing authority determines that Microsoft is liable for such taxes and assesses any liability for such taxes directly upon Microsoft.

*Text omitted based upon request for confidential treatment.
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05/12/99                      Microsoft Confidential                          14

                        (b) If any taxes are required to be withheld by any government on payments from Sylvan to Microsoft required under terms of this contract, Sylvan may deduct such taxes from the amounts owed to Microsoft and pay them to the appropriate taxing authority; provided, however, that Sylvan shall promptly secure and deliver to MS an official receipt for any such taxes withheld or other documents necessary to enable MS to claim a foreign tax credit. Sylvan shall use its best efforts to obtain and deliver to Microsoft such official receipts. Sylvan shall make certain that any taxes withheld are minimized to the extent possible under the applicable law. Any import duties, tariffs or similar charges imposed that are not clearly defined as "withholding" taxes shall not be deductible.

                        (c) All amounts to be earned by Sylvan herein are inclusive of all taxes imposed by all foreign, state, provincial, municipal, local and other taxing authorities, including income, franchise, excise, sales, use, gross receipts, value added, goods and services, property or similar tax, now or hereafter imposed on Sylvan. Such taxes shall be the responsibility of Sylvan and may not be passed on to Microsoft.

         15.5 Governing Law. This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington, and Sylvan consents to jurisdiction in the state and federal courts sitting in the State of Washington, King County. Judicial proceedings regarding any matter arising under the terms of this Agreement shall be brought in federal or local courts of the state (Maryland or Washington) of the defending party. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

         15.6 Subcontracting Sylvan shall not have the right to subcontract any portion of the Services to third parties.

         15.7 Construction. If, for any reason, a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

         15.8 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement and the Non-Disclosure Agreement constitute the entire agreement between the parties with respect to the services and all other subject matter hereof and merge all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Sylvan and Microsoft by their respective duly authorized representatives.

         15.9 Force Majeure. Neither party shall be responsible nor be deemed to be in default under this Agreement for any delay or failure in performance of any of its obligations to be performed hereunder resulting from causes beyond its reasonable control and without its negligence (collectively referred to herein as "Force Majeure"). Such causes shall include acts of God, strikes, lockouts, other labor disturbances, riots, insurrections, civil disturbances, sabotage, embargoes, blockades, acts of war, power failures, or communication line failures.

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05/12/99                      Microsoft Confidential                          15

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION                   SYLVAN LEARNING SYSTEMS,INC.

/s/      *                               /s/ R. HOEHN-SARIC
--------------------------------        ----------------------------------
Signature                                Signature

         *                                   R. Hoehn-Saric
--------------------------------        ----------------------------------
Name (Print)                            Name (Print)

   General Manager                           Co-CEO
--------------------------------        -----------------------------------
Title                                   Title

    5-13-99                                 5-12-99
--------------------------------        -----------------------------------
Date                                    Date





* Text omitted based upon request for confidential treatment.

--------------------------------------------------------------------------------
05/12/99                      Microsoft Confidential                          16

                                   Exhibit A

                               Sylvan Statement of Work
------------------------------------------------------------------------------------------------------------
         Date       Revision Tracking                         Description
------------------------------------------------------------------------------------------------------------
       2/22/1999    SOW sent to Sylvan     *
------------------------------------------------------------------------------------------------------------
        2/26/99     MS to add changes from 2/26 mtg.
------------------------------------------------------------------------------------------------------------
        3/2/99      Sent to      *
------------------------------------------------------------------------------------------------------------
        3/22/99     Received Sylvan Comments
------------------------------------------------------------------------------------------------------------
       3/24/99           *      input Sylvan's comments into         *      accepted some earlier edits made
                    doc                                         by MS that Sylvan agreed to.
------------------------------------------------------------------------------------------------------------
        3/26/99          *      Added Exam Publishing section
                    (sent to Sylvan on 3/22), a reference
                    to the     *      SOW and Time extension
                    language
------------------------------------------------------------------------------------------------------------
         3/31       Accept changes as agreed to by      *

------------------------------------------------------------------------------------------------------------
         3/25            *      sent SOW to      *
------------------------------------------------------------------------------------------------------------
         4/7             *      added minor changes from      *
                         *     , remove tax language per
                         *      and put in T/Cs
------------------------------------------------------------------------------------------------------------
         4/14       Sent redrafted language to      *           This included new versions of MPPs
                    regarding Exam Publishing
------------------------------------------------------------------------------------------------------------
         4/22       Accepted all changes per the meeting
                    with     *     , sent to     *      at version 4.0
------------------------------------------------------------------------------------------------------------
          5/3       "final" changes per     *
------------------------------------------------------------------------------------------------------------

                         PURPOSE AND REQUIREMENTS SCOPE

The purpose of this document is to communicate the exam services that Sylvan shall provide Microsoft for which Microsoft shall pay Sylvan a Service Fee as set forth below. This document provides requirements for the MCP program World wide, unless otherwise stated. Additional requirements for exam delivery in Japan are listed in EXHIBIT B, THE JAPAN SOW. This SOW is a high level description of the services required by Microsoft. Performance is critical to Microsoft and the success of the program. In the event performance is poor or a benchmark is not met, Microsoft may request additional information in the form of action plans and resolution dates, including more frequent reports until metric is met.

In general, Sylvan must provide the following services to Microsoft:

                  o  Register candidates and appointment notification
                  o Use Microsoft's Candidate Manager and Microsoft's Voucher tools as mutually agreed
                  o  Deliver exams
                  o  Administer candidate fee collection
                  o  Collection of candidate data and remit to Microsoft
                  o  Collection of exam results and remit to Microsoft
                  o  Reporting
                  o Remittance of worldwide exam fee's to Microsoft in US dollars
                  o Recruit and manage Sylvan Testing Centers in order to deliver Microsoft exams.

1.0 OVERVIEW OF THE MCP PROGRAM
Through rigorous performance based testing (MCP Exams), the MCP Program certifies the computer professional's ability to design, develop, implement and support solutions with Microsoft products. MCP Exams are delivered through a channel of testing centers that partner with exam Service Performers. In

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 1                              05/12/99

                                   Exhibit A

addition to the MCP program Microsoft develops exams for the Microsoft Sales Specialist Program (MSS). Requirements of this program are outlined in Exhibit H, the MSS SYLVAN BRIEF.

         2.0 RSC OVERVIEW

             o At a minimum, Sylvan will provide toll free telephone service to regions where Sylvan provides this service for other major IT clients. Sylvan may change the telephone/fax numbers with 60 days written notice to Microsoft.

             o BOTH MICROSOFT CERTIFIED PROFESSIONAL and SYLVAN PROMETRIC TESTING shall be included in the telephone greeting when the line is dedicated to Microsoft.

             o Sylvan shall refer candidates to the appropriate Microsoft web site for more detailed program information. When appropriate, Sylvan shall refer candidates to Microsoft's Regional Education Service Centers (RESCs).

         2.1 BASIC ACTIVITIES

                  o Sylvan is responsible to fulfill its obligation to register Microsoft candidates for exams. Sylvan shall provide all necessary services to adequately fulfill candidate needs as they relate to registration.

                  o  Register candidates for taking an exam which shall include:

                     o   receive incoming calls

                     o verify candidate information to ensure a duplicate record is not created and to enforce any registration policies that Microsoft has defined, per Exhibit C, EXAM PROGRAM GUIDE

                     o receive & process incoming faxes required to fulfill Sylvan's obligations

                     o make outbound calls as required to fulfill Sylvan's obligations

                     o send outbound faxes as required to fulfill Sylvan's obligations

                     o CSRs shall have email as required to fulfill Sylvan's obligations

                     o Sylvan will provide registration and Microsoft services a minimum of eight hours a day during normal business hours as is culturally accepted in each country

                     o CSRs shall have access to Microsoft Candidate Manager and Microsoft's Voucher Tool to fulfill Sylvan's responsibilities based upon a mutually agreed upon technology phase-in plan, as listed in Exhibit U, MS-Cert Phase-In Plan.

         2.2         KEY PERFORMANCE INDICATORS
                     PHONE SERVICE LEVEL measures the percentage of calls
                     answered within      *      seconds or less.
                     BENCHMARK: a minimum of      *      of inbound calls shall
                     be answered by a CSR within      *      seconds or less.
                     This shall be reported monthly by RSC. In the event this benchmark is not met Sylvan shall report reasons for such performance and actions taken to correct with completion dates. Sylvan shall report monthly the total number of calls received at each RSC. In addition, if the Phone Service Level is not met, Microsoft may request that Sylvan report these metrics weekly until the metric has been met for four consecutive weeks. These metrics will be reported to Microsoft via a mutually agreed upon format.

         2.3          MCP EXAM PROGRAM INFORMATION
                      Sylvan's CSR staff shall be familiar with the information contained within EXHIBIT C, EXAM PROGRAM GUIDE. Updated program information will be relayed to Sylvan through, but not limited to, the following methods: e-mail, Sylvan Brief, web site or Statement of Work (SOW). If changes are significant, Sylvan will be given 10 business days to implement, otherwise implementation will be mutually agreed upon. Sylvan will make program information easily accessible to each phone/order entry representative and the phone/order center management staff.

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 2                              05/12/99

                                   Exhibit A

                      Candidates requesting program information beyond that found in Exhibit C the EXAM PROGRAM GUIDE should be referred to Microsoft's web site or transferred to one of Microsoft's Regional Education Service Centers (RESCs) as necessary.

         2.4          STAFFING
                      Sylvan shall staff to meet service levels.Sylvan shall provide RSC staffing plans when requested by Microsoft. Microsoft shall not request this report more than once per quarter unless phone service metrics have been missed for one full month.

         2.5          LANGUAGE CAPABILITIES
                      If Microsoft wishes Sylvan's RSCs to support new languages, they will be added upon mutual agreement.

         2.6          REGIONAL SERVICE CENTER MOVES
                      Sylvan will provide a minimum of thirty (30) days notice for any RSC move or any system move that can reasonably be determined will affect the scheduling or testing of candidates. In the event of urgent circumstances or an overriding business need, Sylvan will provide a report summarizing the move and its effect, if any, upon Microsoft's testing program.

         3.0 REGISTRATION AND SCHEDULING

         3.1          REGISTRATIONS
                          o For each registration, Sylvan will ask the following questions:

                               1. Have you taken a Microsoft Certification test
                                  before?
                               2. Do you currently hold an external certifica-
                                  tion? If so which one(s)? (Currently Microsoft
                                  honors      *      certifications.)

                          o At a minimum, for each registration Sylvan will collect the following information. For each RSC registration Sylvan will also verify the following information, which includes verification in Microsoft's Candidate Manager as appropriate.

                                   *

                      o For each NEW registration, Sylvan will verify and spell back all information listed above (RSC registration only).
                      o For each EXISTING registration, Sylvan will verify all information listed above (RSC registration only).

             3.2      CANDIDATE NOTIFICATION
                      Sylvan will implement, wherever possible, a method for confirming to candidates their exam appointment time, which may include email or other selected method.

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 3                              05/12/99

                                   Exhibit A

             3.3      KEY PERFORMANCE INDICATORS
                      Sylvan shall report total number of registrations taken for Microsoft candidates. This metric shall be broken out by those received by phone (to include fax) at each RSC, and those taken over the Internet. Sylvan shall report these metrics monthlyly via a mutually agreed upon format.

             3.4      CANCELLATION POLICY
                      CANDIDATE
                      Sylvan will allow all Microsoft candidates the opportunity to reschedule or cancel a registration one business day (24 hours) or more prior to the scheduled appointment and offer the candidate a full refund if requested. If the candidate does not cancel the registration one business day or more prior to the scheduled appointment, the candidate will forfeit the exam funds (see SECTION 18.1, SYLVAN SERVICE FEES ) It is up to Sylvan's discretion to make exceptions regarding cancellations requested with less than one business day advance notice; however, Sylvan will do so at their own expense.

                      SYLVAN
                      If Sylvan must cancel a candidate registration for any
                      reason, Sylvan will notify candidate no later than       *
                             prior to scheduled exam. In the event that Sylvan
                      cannot contact candidate prior to cancellation, Sylvan will make appropriate compensation to candidate, perhaps in the form of a free exam at Sylvan's expense. Sylvan will report all instances when a candidate's registration is cancelled by Sylvan.

             3.5      ADA
                      Sylvan will be responsible for generally maintaining Sylvan test centers, located in the United States, and otherwise conducting its own operations in compliance with the Americans with Disabilities Act of 1990, and with other applicable laws for jurisdictions outside the United States. If Sylvan receives any requests from candidates that require modifications to the content, duration or delivery of a test or the location in which it is to be delivered, Microsoft will have sole discretion in agreeing to any such request and will be responsible for any additional costs in making such changes.

     4.0      QUALITY ASSURANCE
              To ensure Customer Satisfaction, Sylvan shall implement a monthly customer satisfaction survey with Microsoft review and input that measures customer satisfaction. Sylvan shall survey a minimum number of end users per month per Sylvan RSC, as mutually agreed upon to be statistically sound. If Sylvan uses a third party to conduct the survey, results of survey will be made directly available to Microsoft and included in the Monthly Status Report. If Sylvan conducts the survey via in-house resources results of the survey will be made available to Microsoft as part of the Monthly Status report, as listed in EXHIBIT F, THE REPORT MATRIX.

              Customer satisfaction surveys should be comparable to surveys currently used by Microsoft measuring MCP customer satisfaction. Sylvan is encouraged to use Microsoft's satisfaction survey provider.

              Microsoft also reserves the right to perform one or all of the following: a Microsoft customer satisfaction survey, call monitoring and/or secret shopping of Sylvan's RSC representatives where local laws permit and privacy considerations are met. If Microsoft chooses to perform one or more of the above, it will be at Microsoft's expense. Based on results of any or all of the above mentioned survey or methods, Sylvan may be required to implement a mutually agreed upon performance improvement plan to increase the quality of candidate service in the RSC(s).

              All customer surveys conducted by Sylvan Prometric shall be in accordance with the local laws. Consultation, if needed, may be provided by Microsoft and Microsoft service providers.

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 4                              05/12/99

                                   Exhibit A

            4.1      CALL MONITORING
                     Where technology exists and local laws permit, Microsoft shall be enabled to remotely monitor incoming phone calls to Sylvan's RSCs, undetected by the CSR being monitored. Additionally, where local law prohibits, calls being monitored will not be recorded.
            4.2      TRAINING
                     Sylvan must employ a designated trainer that is knowledgeable about the Microsoft Program, as defined in EXHIBIT C, THE EXAM PROGRAM GUIDE. Sylvan shall publish the training documents for Microsoft review, as requested by Microsoft. Microsoft may recommend specific areas of focus for CSR training/retraining for the Microsoft program. Microsoft will provide appropriate collateral as necessary and may provide training as necessary.
            4.3      ESCALATION RESOLUTION
                     Sylvan shall ensure the following are in place:

                     o In the event that an issue occurs that causes or has the potential to cause a disruption in service to Microsoft candidates, Sylvan will notify Microsoft as soon as the issue is suspected.

                     o Escalation path established for Microsoft customers, CSR's, Testing Center channel, Sylvan management and Microsoft contacts. This will include dedicated email aliases and/or a web site.

                     o Microsoft Escalation Tracking Database to capture, but not limited to: date, issue (categorized in order to roll up), CSR or other point of escalation (Microsoft), resolution, date of closure per specific Program Requirements

                     o A Microsoft Escalation Report shall be produced monthly and included at each MBR. This report will be of Sylvan's own design as listed in Exhibit F, THE REPORTS MATRIXX.

                     o Sylvan is responsible to respond to all issues within one business day and track the issue until resolved. Sylvan will make its best efforts to resolve all
                          issues within      *       business days. In the event
                          an escalation must be forwarded to Microsoft for further research, Sylvan will continue to track status of the issue until resolved. Sylvan is also responsible to compensate any Microsoft candidate affected by deficiencies of Sylvan, at Sylvan's discretion.

    5.0      DATA
             The following Sections, 5&6, define requirements, processes and metrics regarding data and data feeds to Microsoft. Additional requirements and procedures are defined in, EXHIBIT D, THE MISSING EXAM RESULTS document.

             The sections below refer specifically to the current model where Sylvan collects data on Microsoft customers and remits data via a file feed.

             Sylvan is responsible to deliver all candidate and exam data per processes, formats and KPIs outlined in this Statement of Work, EXHIBIT A. In the event Sylvan is unable to correctly remit data to Microsoft, Sylvan is responsible to resolve any issues or to bring to Microsoft's attention and continue to track until the issue is resolved. This includes all records rejected by MS-Cert or failure to connect with a Microsoft server to download data.

             5.1      INTEGRITY
                      Microsoft reserves the right to audit Sylvan's data as it pertains to Microsoft candidates no more than twice per year at Microsoft's expense. Audits will be scheduled at least 7 business days in advance and occur during regular business hours.

                      Microsoft may also request Sylvan to perform an audit of their data and publish the results of that audit to Microsoft.

             5.2      DEMOGRAPHIC CHANGES

* Text omitted based upon request for confidetial treatment.

Microsoft Confidential              Page 5                              05/12/99

                                   Exhibit A

                      Sylvan is to complete all address changes received from
                      candidates via RSCs within      *       of receipt.

             5.3      MERGING OF DUPLICATE RECORDS
                      Sylvan is to complete all merge requests received from candidates via RSCs within two business day of receipt. Sylvan will prevent duplicate records from being created for candidates who register via RSCs.

             5.4      SYLVAN MISSING EXAM RESULTS
                      Sylvan will research and make best efforts to resolve any issue regarding an exam record that is missing from either Microsoft or Sylvan following first formal notification by Microsoft or its agents. This notification indicates that the candidate is aware that his or her record is incomplete and has escalated to Microsoft or Microsoft agent. Quick resolution is critical. Sylvan will make best efforts to provide either resolution or a plan for
                      resolution within      *       days. In the event an
                      escalation must be forwarded to Microsoft for further research, Sylvan will continue to track status of the issue until resolved. This issue should be considered an escalation and rolled up with escalation reports listed under Section 4.3, ESCALATION RESOLUTION. Missing exam results procedures are defined in Exhibit D, MISSING EXAM RESULTS DOCUMENT.

             5.5      DATE STAMP
                      Sylvan shall include a date and time stamp on all records. This date stamp should reflect when candidate's demographic data has been updated as well as when the candidate actually completed the exam.

             5.6      DATA CONFIDENTIALITY
                      In the event that Microsoft grants Sylvan access to Microsoft's candidate database, Sylvan agrees that such access and the contents therein are Confidential Information and subject to the provisions of EXHIBIT N, the signed MICROSOFT CORPORATION AGREEMENT FOR SYLVAN RESOURCES dated, and Exhibit O,the signed NON-DISCLOSURE AGREEMEN.

             5.7      SYSTEMS

                      Sylvan and Microsoft will implement a phased-in strategy outlined below to achieve the following business objectives:

                      o  Eliminate duplicate candidate identities
                      o  Validate vouchers

                      PHASE ONE (JULY, 1999)

                      Allow CSR's to access Microsoft Web based tools to check:

                      o Voucher validity: Sylvan will implement the MS Voucher system to validate and store voucher transaction data. Both parties will exercise best efforts to deploy in an expeditious manner as mutually agreed.

                      o Existing candidate record (avoid duplicate): Microsoft understands that phone service levels may be effected through the months of July and August as Sylvan implements this new procedure and infrastructure as described EXHIBIT U, MS-CERT PHASE-IN PLAN.

                      PHASE TWO
                      Sylvan and Microsoft will design and agree on other integration strategies to streamline the data and registration processes. It is understood that certain strategies may not be implemented in both call center and Internet registration and scheduling.

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 6                              05/12/99

             Such integration strategies could include:
                      o Enforce retake policy across vendors based upon the
                        frequency of exams taken
                      o Capture of promotion codes to validate special pricing

    6.0      DATA FEEDS
             This section provides requirements for Data feeds to Microsoft. Sylvan will comply with all requirements necessary to successfully transmit data to Microsoft.

             6.1      CONNECTIVITY

                      Sylvan will comply with Microsoft connectivity requirements. This may include a direct link to Microsoft, such as a TI line, RAS or a Point to Point Tunneling Protocol (PPTP) or another method yet to be defined by Microsoft. Sylvan will place files on Microsoft Network as outlined in Exhibit E, EXAM IMPORT EXPORT FORMAT. Sylvan is responsible to remit data to Microsoft each day. In the event a connectivity issue prevents Sylvan from remitting data, Sylvan owns resolution or escalation to Microsoft.

             6.2      KEY PERFORMANCE INDICATOR
                      Microsoft requires that at least one data feed be sent
                           *     . In the event that a file is not received,
                      Sylvan is required to respond to Microsoft within    *
                      detailing reason why files were not sent, action plan and resolution date to correct.

             6.3      RECONCILIATIONS
                      Sylvan will, in cooperation with Microsoft, perform weekly reconciliations in accordance with Exhibit D, MISSING EXAMS RESULTS. Sylvan will research and make its best
                      efforts to resolve any discrepancies within      *
                      business days. In the event a discrepancy must be forwarded to Microsoft for further research, Sylvan will continue to track status of the issue until resolved.

             6.4      SUPPORT
                      Sylvan will facilitate direct contact between Microsoft's technical support and maintenance team, and Sylvan's support staff. Twenty-four hour support must be available in the event of data problems. Sylvan must have its systems configured to page Sylvan's support staff in the event of server or database failure.

             6.5      KEY PERFORMANCE INDICATORS
                      EXAM DATA SENT
                      At minimum, Sylvan shall deliver      *      of all
                      Microsoft exam results within      *     and      *
                      within      *     . The      *     &      *      shall be
                      measured from the time the candidate finishes the exam to the time that the exam record is sent to Microsoft. Sylvan shall report this performance indicator on a monthly basis. In the event this benchmark is not met Sylvan shall report reasons for such performance and actions taken to correct with completion dates. This metric shall be reported via The Monthly Status Report, described in Exhibit F, THE REPORTS MATRIXX.
                      EXAM SERVICE LEVEL
                      At minimum, Sylvan shall deliver      *      of all exams
                      to Testing Centers on or before candidate's scheduled exam. Sylvan shall report this to Microsoft monthly via Monthly Status Report as described in Exhibit F, THE REPORTS MATRIXX. In the event the metric is not met on a monthly basis, Sylvan shall report reasons for such performance and actions taken to correct with completion dates. MICROSOFT AND SYLVAN TO MUTUALLY AGREE TO A KPI REGARDING DISCONNECTED MODEL BY AUGUST 1, 1999.

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 7

                      If either metric is missed, Sylvan will define reasons for the missed metric. This should include the number of affected records and expected time of resolution and actions going forward to address root cause.

             7.0      EXAM DELIVERY
                      This section provides the requirements for Exam Delivery. The development and publishing of exams is detailed in
                      Section 9.0, EXAM PUBLISHING, POSTING AND DISTRIBUTION, BETA AND DRIVER DEVELOPMENT section of this document.

             7.1      EXAM SCHEDULE
                      Sylvan shall deliver all published exams offered by Microsoft, unless otherwise specified by Microsoft.
             7.2      LOCALIZATION
                      Microsoft requires Sylvan to support all localized exams published by Microsoft. In addition, Microsoft requires that Sylvan and Sylvan's systems support double-byte capability as it relates to localized exams.
             7.3      TIME EXTENSIONS
                      Any candidate taking an English exam in a country where English is not the primary language will automatically receive a 30-minute extension on their MCP exam.
             7.4      MICROSOFT EXAM NON-DISCLOSURE AGREEMENTS (NDA)
                      Because candidates must agree to a Non-disclosure Agreement (NDA) before being permitted to take an exam, Sylvan must provide the following services:

                      o Proctors at the testing sites must be trained on the NDA procedures for those individuals who question it or refuse the agreement.

                       o The exam driver must have the ability to force candidates to answer Yes/No to the NDA. If the candidate chooses No, verify the response, and if necessary, terminate the exam. The responses should be captured.

                      o The exam driver must permit the NDA section to be excluded from the primary timed section of the exam.

                      o Candidates who refuse the NDA at the test site (i.e., the exam is terminated) must not be scored as having failed the exam. The candidate should also be issued a full refund. Sylvan will either invoice Microsoft for Service Fees associated with this event or shall break out separately in MERT reporting. Either process shall be mutually agreed upon between Sylvan and Microsoft.

              7.5      EXAM SECURITY BREACH
                       Sylvan should identify any potential suspicious activity regarding a candidate taking a Microsoft exam. Each incident should be escalated to Microsoft and should be tracked in the Monthly Status Report. Escalations may include questionable activity on part of a MCP as well as a MCT. Microsoft reserves the right to take action regarding Microsoft's candidates and trainers in addition to requiring Sylvan to take appropriate action as mutually agreed to by Sylvan and Microsoft. Sylvan and Microsoft to work together to report and reduce piracy and cheating issues. Should Sylvan shut down a testing site for deviations from the Sylvan/Microsoft standard, Microsoft will ensure that the site is not allowed to deliver tests with any test delivery vendor for 6 months or until Microsoft and the vendor(s) has determined the site is eligible to begin delivering exams again, at which time the site can resume delivering Microsoft exams through any or all vendors.

              7.6      TESTING CENTER SECURITY
                       Physical security at testing centers must address the following issues:
                       o   Live proctoring (i.e., a Testing Center
                           Representative must be physically on-site).
                           Proctor must ensure that:

Microsoft Confidential              Page 8

                          o Positive identification is made before admitting candidates, including two pieces of identification, one with a photo ID.

                          o Candidates use only an individual or personal whiteboard (dry eraseable) or chalk board. Currently, Sylvan also allows test center provided scratch paper. Sylvan will make reasonable effort to move toward eliminating scratch paper as mutually agreed to by Microsoft and Sylvan. Sylvan test center will provide the white board, chalk board or scratch paper to the candidate prior to taking the exam and retrieve it upon the candidate's exit. No other foreign materials are allowed into the testing area and the examinee shall return the whiteboard, chalkboard or scratch paper to the proctor before leaving the testing area.

                          o Proper noise levels are maintained (including no talking between test takers)

                          o   Time limits are strictly enforced

                     o Test stations must be positioned such that candidates can not see each other's screens (privacy panels may be used)

                     o  Candidates should have no access to stored exams

             7.7      TEST CENTER COMPLIANCE
                      The reputation of the MCP program is based in part on the security and integrity of the exam taking experience. Sylvan should make every effort to ensure that all test centers are compliant with Sylvan's policies and procedures. In addition, Sylvan has defined a Quality Control and Assurance Program to ensure Sylvan's testing centers adhere to Sylvan's policies and procedures. The primary objective is to identify and correct deviations
                      from Sylvan's standards within      *       business days.
                      In the event that a Sylvan testing center is suspected of deviations from Sylvan's standard, Sylvan shall take any reasonable steps to remedy the situation. In the event that Sylvan terminates a testing center's contract, Sylvan will take reasonable steps to ensure that client coverage is not affected, by identifying alternative locations for test delivery. Sylvan will report instances of test center non-compliance in the Business Reviews.

                      Microsoft reserves the right to secret shop Sylvan's testing centers to ensure the integrity of the exam experience and to ensure that Sylvan's policies and procedures are being followed. Such secret shopping shall be conducted in accordance with applicable local laws and regulations. If Microsoft discovers suspicious activity, Sylvan shall continue to investigate the test center(s) in question and take appropriate action. In addition, Microsoft reserves the right to disallow any Sylvan testing center from delivering Microsoft exams either based on Microsoft findings through secret shopping or from information provided by Sylvan indicating suspicious activity or a breach of exam security by a Sylvan testing center.

    8.0      PROJECT MANAGEMENT

             8.1      SYLVAN BRIEFS
                      Microsoft and Sylvan agree to use a Brief document as a method of formal communication for delineating new activities that Sylvan and Microsoft mutually agreed upon.
                      Sylvan will respond to Microsoft in      *       business
                      days upon receiving the Sylvan Briefs to discuss any potential issues. Sylvan will reject any Sylvan Brief that is not authorized by signature by the Sylvan Account Manager or other designated Microsoft contact. Briefs will be delivered to Sylvan's Executive Account Mgr and/or Program Mgr.

             8.2      DOCUMENTATION
                      Upon request Sylvan will provide Microsoft with copies of their policies or procedures relevant to the Microsoft Program as long as they are not confidential to Sylvan. Any disclosure of confidential documentation or information provided to Microsoft will be subject to the Non-Disclosure Agreement then in effect between Microsoft and Sylvan.

* Text omitted based upon request for confidetial treatment.

Microsoft Confidential              Page 9

                     Sylvan will keep an issues log of all outstanding issues, world wide, regarding Microsoft program(s). Format to be mutually agreed upon by Sylvan and Microsoft.

             8.3      Change Management
                      Sylvan will provide Microsoft with notice of any changes to major processes or procedures relevant to the Microsoft Program as long as they are not confidential to Sylvan. Any disclosure of confidential documentation or information provided to Microsoft will be subject to Non-Disclosure Agreement then in effect between Microsoft and Sylvan.

    9.0      Exam Publishing, Posting, Distribution, Beta Exams and Driver
             Development

    9.1      Sylvan Exam Publishing and Posting Process
             Publication of an exam is the actual construction of the exam. Currently, this involves compiling information from several documents and spreadsheets provided by Microsoft. Regarding the Exam Cap, publication includes the following versions of each exam:
             Microsoft Internal, Beta, Beta Rescore and First Live exam. Posting of an exam includes the process necessary to activate and distribute the exam so that it can be taken by exam candidates. Sylvan will publish directly and post exams for Microsoft until such a date that Microsoft may either elect to publish the exams or designate a third-party (MS designee) to publish the exams.

             Sylvan Published Exams
             The steps for Sylvan to publish and post exams are as follows:

             o    Microsoft will provide Sylvan with a monthly exam publishing
                  and posting schedule by the      *       of the preceding
                  month
             o    Microsoft will forward all necessary files to Sylvan for
                  publishing at least      *       business days before the exam
                  is to be posted
             o    Sylvan will provide to Microsoft a review disk that contains
                  all necessary files for publishing at least      *
                  business days before the exam is to be posted
             o    Microsoft will perform QA on the review version of exams and
                  return comments to Sylvan within      *      business days of
                  receiving the review exam files
             o Sylvan will post final approved version of exam per the mutually agreed upon live date.
             o    Sylvan will deliver back to Microsoft copies of all final
                  versions of published files within      *      business days
                  of exam live date

             Refer to Exhibits S, THE MASTER MPP and T, MASTER SIM MPP for specific timelines.

             MICROSOFT CAP OF PUBLISHED EXAMS: During the period that Microsoft requests that Sylvan publish Microsoft exams, Sylvan will include
             in the Service Fee ($     *      per exam administered to candidate
             world wide) the publishing of      *      Microsoft exams.

             FEES FOR PUBLISHED EXAMS THAT EXCEED THE MICROSOFT CAP: See SECTION 18.1, SYLVAN SERVICE FEES.

             Microsoft Published Exams
             During the period that Microsoft or Microsoft designee is publishing'exams and Sylvan is posting exams:
             o Sylvan will provide Microsoft or Microsoft designee with current builds and documentation of Sylvan test driver. Such disclosure shall be subject to the Non-Disclosure Agreement then in effect between Microsoft and Sylvan.
             o Sylvan will provide Microsoft or Microsoft designee with training on the publication process using Sylvan test driver and associated tools
             o Sylvan will provide all of the necessary technical support to Microsoft or Microsoft designee on the publication process using their test driver and associated tools
             o    Microsoft or Microsoft designee will notify Sylvan a minimum
                  of       *      business days prior to the scheduled posting
                  of an exam. Microsoft or Microsoft designee will provide Sylvan with

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 10
             monthly forecasts of exam postings.
             o Microsoft or Microsoft designee will publish exams (in publication-ready format), send to Sylvan, and Sylvan will
                  activate within      *       business days. Sylvan will begin
                  taking registrations once Microsoft or Microsoft designee sends the exam to Sylvan.

             9.1      Beta Exams

                      Microsoft will provide adequate notice, and Sylvan and Microsoft will work together to establish a mutually acceptable Beta process prior to Sylvan beginning to deliver Beta exams. Elements of the Beta process are defined in EXHIBIT S, THE MASTER MPP.
                           o Microsoft will define beta exam parameters for Sylvan. Sylvan will open and close beta exam registration based on these parameters. Parameters may include a set time frame, a fixed number of registrations, etc.
                           o Sylvan will return Beta exam results to Microsoft as per normal results reporting processes. Microsoft will establish the cut score.
                           o Beta exams will be re-scored by Sylvan and results will be sent to candidates and Microsoft
                               within      *      business days or another
                               mutually agreeable time frame of receiving the cut score. The objective is to provide final beta scores to Microsoft and Beta exam candidates prior to Beta exam moving to live version. Failure to meet the time frame will be cause for Sylvan to make reasonable compensation to the affected candidates, perhaps in the form of a free exam at Sylvan's expense.

             9.2      SYLVAN PUBLISHED LOCALIZED EXAMS
                      During the period when Sylvan is publishing and posting localized exams for Microsoft:
                      o Microsoft will provide Sylvan with an exam publishing and posting schedule on a biweekly basis.
                      o During exam localization, Microsoft will provide all necessary files for creating a review disk for a technical review by a Microsoft subsidiary. Sylvan
                           will return the review disk within      *
                           business days.
                      o    Second review disks are required on an infrequent
                           basis.
                      o Microsoft will forward final files (which incorporate changes made by the technical reviewer) to Sylvan and Sylvan will publish and post the exam. The live date
                           will be no more than      *        after
                           receipt of final files from Microsoft.
                      o Any changes made to the final files during the publication process will be reported to Microsoft on the same day as they are implemented.
                      o    Sylvan will announce exam live dates to Microsoft no
                           fewer than two days before the actual live date.
                      o    Microsoft will make best efforts to request that no
                           more than 4 localized exams be published by Sylvan at a given time. Additionally, Microsoft will make best efforts to request that no more than 6 revisions be made to localized exams at a given time. If there is a business need to exceed these numbers of localized exams, Sylvan and Microsoft will mutually agree upon acceptable numbers and timeframes.

              9.3      TECHNICAL DEVELOPMENT
                      o Microsoft and Sylvan will have a minimum of 3 technical summits annually.
                      o Microsoft and Sylvan will develop a plan for rolling out a 32 bit test driver in the Sylvan channel by July 15, 1999. Microsoft and Sylvan will work together to develop the various testing plans and rollout schedules by region as mutually agreed upon.
                      o Microsoft and Sylvan will continue to work together to successfully implement new item types:
                              o In the case where Microsoft or Microsoft
                                designee is developing a new item type (e.g.
                                simulations, drag-n-drop) or implementing a new test technology (e.g. adaptive algorithm), Sylvan will provide resources as appropriate (this may

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 11
                           include regular conference calls or in person meetings). Microsoft will notify Sylvan a minimum of
                                 *      days prior to the onset of the project.
                      o The role of Sylvan is to ensure that the new item type/test technology will function within the design constraints within the Sylvan testing system. It may be necessary for Sylvan or Microsoft or Microsoft designee to travel to ensure the success of the project.
                      o    All of these projects must include a thorough testing
                           plan and distribution plan for the test centers.
                      o    Sylvan will perform final integration testing on new
                           item types and new testing technologies. The Final
                           integration testing period will be      *
                           business days. All project schedules to be mutually agreed upon prior to implementation of a given project.

    10.0     Channel
             10.1     Geographic Coverage
                      Microsoft may determine a specific geographic area where market penetration is needed. Sylvan will make reasonable efforts to fulfill Microsoft's request regarding additional market penetration.

             10.2     Channel Upgrades
                      Changes to Microsoft's exam platforms may require that Sylvan's testing center channel upgrade hardware or software used to deliver exams. Microsoft and Sylvan will define a mutually agreeable timeline as channel upgrades are required. Sylvan will exercise best efforts in managing its testing channel to maintain testing center hardware and software requirements. Microsoft is under no financial responsibility for these upgrades. Microsoft may consider providing Microsoft software at a discounted price to assist in these upgrades. If a site refuses to comply, Microsoft may support Sylvan's efforts to communicate the importance of any upgrade to the site. If a site fails to comply with requests to upgrade, that site may be prevented from delivering Microsoft exams until appropriate upgrade is completed.

             10.3     New Testing Center Openings: MS CTECS
                      Sylvan agrees that each Microsoft Certified Technical Education Center (MS CTEC) that applies to be a Sylvan Testing Center will be approved by Sylvan for Testing Center status providing all standard Testing Center terms and conditions are met. Sylvan agrees that Testing Center status will not be denied to a MS CTEC due to geographical saturation of Testing Center sites or potential business volumes.

             10.4     NEW TESTING CENTER: APPLICATION PROCESSING
                      Sylvan will respond to all applications within      *
                      working days of receiving the new testing site application form. Sylvan will process any information that may help a
                      testing center reach approval status within      *
                      hours.

             10.5     Reporting
                      Sylvan shall produce the following channel reports per Exhibit F, THE REPORTING MATRIX:
                      o Sylvan will produce quarterly a geographic map displaying where Sylvan testing centers are located, once Microsoft has provided the appropriate software.
                      o    A monthly summary of all test centers by region.

     11.0    CURRENT PROMOTIONS
             Microsoft may run Microsoft approved promotions and /or special pricing to Microsoft candidates via Sylvan. The following section details current Microsoft promotions which will affect the candidate fee collected by Sylvan, but does not affect the Service Fee. In countries labeled as LTDMA, candidate will pay the Promotion price or the LTDMA price (see below for a definition of LTDMA), or whichever is lower. Microsoft reserves the right to run multiple promotions simultaneously. The following promotions are subject to change and any changes will be defined

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 12
             in a separate Sylvan Brief. Microsoft may request reports regarding activity of each promotion, as listed in Exhibit F, THE REPORTING MATRIX.

             11.1     Beta Exams
                      Candidates that register for a Beta exam may be charged a reduced price. See Exhibit G, the PRICING SCHEDULE.

             11.2     Upgrade Exams
                      Any upgrade exam is one that a candidate is required to take to remain certified after another exam is scheduled to be retired (e.g. NT4.0 instead of NT3.5 1). These
                      upgrade exams are offered at      *       discount or full
                      LTDMA.

             11.3     LONG TERM DISCOUNT MARKET ADJUSTMENTS (LTDMA)
                      In markets where Microsoft is interested in making an investment, Microsoft may apply discounts to create attractive prices for that market. Countries for which the LTDMA price should be charged will be defined in Exhibit G, THE PRICING SCHEDULE.

             11.4     External Certification Offer
                      This offer exempts      *       from the Networking Exam
                      requirement, providing a cost savings of one MCP exam. Candidates must voluntarily provide Sylvan proof of certification via a faxed or mailed copy of candidate's certificate. Sylvan will flag these candidates in the file feeds sent to Microsoft as outlined in Exhibit E, EXAM IMPORT EXPORT FORMAT document. Microsoft reserves the right to recognize additional certifications. This is for RSC registrations only.

              11.5    Microsoft Special Event Testing
                      From time to time Microsoft may provide special pricing to candidates at testing events. These will be defined in separate Sylvan Briefs.

              11.6    New Exams
                      All candidates who have taken and passed the previous
                      version of the exam pay      *       of the standard
                      retail price, or full LTDMA whichever is less, for the new exam (e.g. the Windows 95 exam when Windows 98 is released) delivered at Sylvan's test centers worldwide for a 3 month period. Microsoft will define those exams that are currently affected by this promotion in a separate document and will inform Sylvan of additional exams that fall into this category as they occur.

     12.0     Vouchers
              The following section is intended as an overview of vouchers. Financial considerations will be covered in SECTION 18.

              VOUCHERS FROM MICROSOFT CORPORATION
              Microsoft may choose to offer candidates discounted Microsoft exams by distributing vouchers to candidates. This may be accomplished by distributing paper or electronic vouchers. These vouchers will be created by Microsoft, a Microsoft partner or a Microsoft agent. Sylvan will honor these vouchers as a valid form of payment for Microsoft exams being taken. Sylvan will charge Microsoft the standard Service Fee, per section 18.1 of this STATEMENT OF WORK, for each Voucher from Microsoft redeemed at Sylvan. Sylvan will use Microsoft's Voucher Tool to validate that the voucher is valid.

              Sylvan Generic Vouchers
              Sylvan may choose to create and support a paper or electronic voucher system of Sylvan's design in order to facilitate payment for exams, including Microsoft exams. Sylvan's system shall track voucher usage in order to ensure that a single voucher is not used more than once for a Microsoft exam. Additionally, Sylvan may use a Sylvan Generic Voucher to facilitate Sylvan discounts. Any discounted amount will be subtracted from Sylvan's Service Fee and not the amount remitted

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 13
             to Microsoft. If the Sylvan Generic Voucher is used to register a candidate for a Microsoft exam, Sylvan is subject to the pricing as outlined in this STATEMENT OF WORK (see Section 18 for specific policies and procedures).

     13.0     Business Review meetings
              Sylvan agrees to participate in regular Business Review meetings and present according to an agenda as mutually agreed upon with Microsoft in advance. These reviews will take place monthly. At Microsoft's discretion, Sylvan will also need to present on a Regional basis at specified Microsoft Regional locations. Sylvan will prepare presentation using Microsoft's PowerPoint software and distribute presentation in softcopy as well as hard copy. These reviews will typically take place at Microsoft, although reviews may take place at Sylvan or other locations as mutually agreed upon.

     14.0     DEDICATED POINTS OF CONTACT
              Sylvan will supply the following points of contact for Microsoft (each function does not have to be supported by an individual resource if the function is adequately fulfilled):
              o Account Executive. This person should be responsible, at a high level, for all aspects of the relationship between Sylvan and Microsoft. Responsibilities to include, but not limited to: exam development & publishing, Registration vehicles, finance, data feeds, systems, marketing, contracts and pricing.
              o PROGRAM MANAGER. This person should have a more intimate, working knowledge of the relationship. Responsibilities to include, but not limited to: resolving open issues with the day to day management of the MCP program as it is delivered by Sylvan.
              o TECHNICAL CONTACT. This person should have intimate knowledge of Sylvan's data systems and exam development and publishing. This person should be able to effectively work with Microsoft on new technologies in exam development and the data systems that support those exams. This person will also be responsible for data feed, merges and reconciliation requirements.
              o EXAM PUBLISHING CONTACT. This person should be responsible for all aspects of exam publishing.
              The Program Manager may be dedicated to the Microsoft account and of sufficient level within Sylvan to make decisions and direct the appropriate support people. This point of contact will be expected to meet (via conference call) with Microsoft Sylvan Account Manager and the Microsoft Exam Development Team or other Microsoft contacts at least once a week. The Account Executive, Technical Contact and Exam Publishing Contact need not be dedicated to Microsoft, but must be known to Microsoft and responsive to Microsoft, and if the people in these roles change, Microsoft must be notified of the change.

      15.0     REMOTE TESTING
               Remote testing is defined as any Microsoft testing event occurring outside of a Sylvan testing center or on-site at Microsoft. Sylvan may be asked by Microsoft to deliver exams at a remote site. This will be detailed in a Brief as necessary.

               TESTING CENTER ASSISTED TESTING
               o Testing Centers may be used to assist at 'remote testing' events.
               o Sylvan owns responsibility for ensuring that the Testing Center performs to the standards written between Sylvan and their Testing Center channel for such events.
               o Microsoft representatives may approach any Testing Center to facilitate regional and/or worldwide promotions and events for Microsoft programs. In this case, Microsoft is responsible for ensuring that the Testing Center performs to the standards written between Sylvan and the Testing Center. All financial compensation in such promotions shall follow the model outlined in Section 18.
               o Microsoft may request a report from Sylvan regarding remote testing.


Microsoft Confidential              Page 14

   16.0     GENERAL AUDITS

            Microsoft reserves the right to audit no more than twice yearly, with an advance notice in writing of 7 business days and during business hours, all processes, procedures and reporting documented within this STATEMENT OF WORK to ensure full compliance with this STATEMENT OF WORK. In the event that a Microsoft audit reveals non-compliance with processes, procedures and reporting detailed in this document, Sylvan is subject to the penalties listed in the terms and conditions of the of the Exam Services Agreement.

   17.0     REPORTING

            Sylvan will produce all reports listed in EXHIBIT F, the REPORTING MATRIX. All reports must be sent to Microsoft electronically in a format that can be read by Microsoft products such as Excel, Word or PowerPoint. Microsoft reserves the right to request, via vendor brief, any additional reporting as either regular, standard reports, or on an ad hoc basis, or may request changes to reports identified in EXHIBIT F. Sylvan will create a monthly status report that will be a roll up of other reports generated, see EXHIBIT, F, THE REPORTING MATRIX.

    18.0    FINANCIAL OVERVIEW

            Sylvan will provide financial reporting on a monthly basis as part of the Services provided by Sylvan to Microsoft. Exam revenue is posted through Microsoft's SAP system via MERT, SEE EXHIBIT J the MERTREQUIREMENTS. Microsoft exams will be run under the net-remittance model, with Sylvan being fully responsible for bad debt risk and all risks associated with repatriation of money from affiliated locations. Under the net-remittance model, Sylvan will remit to Microsoft all candidate fees for exams delivered less its
            standard delivery fee of $     *      per exam. Sylvan will also
            remit to Microsoft all fees for expired registrations and vouchers
            less the applicable Sylvan Service fee of $     *     . Microsoft
            agrees to pay Sylvan credit card fees of $     *      in 12 monthly
            payments (see below) and Sylvan agrees to be fully responsible for the payment of all credit card fees associated with the exam scheduling and/or delivery.

            Failure to follow the requirements listed in this section, including but not limited to, any failure to deliver compliant accurate and timely reporting may be deemed breach of contract and Microsoft and Sylvan may seek any or all remedies hereunder.

             18.1    SYLVAN SERVICE FEES

                     DELIVERED EXAMS AND NO SHOWS
                     Microsoft will compensate Sylvan Prometric $     *      for
                     each Microsoft exam delivered and for each exam scheduled but not canceled by the candidate, worldwide (also labeled a "No show") as a Service Fee representing payment in full for Sylvan's successful completion of all of its services including, but not limited to, publishing services (see below); credit card fees (see below); connectivity fees associated with delivery of exam results to Microsoft; standard reporting; facilitation of discounts; travel to and from Microsoft and/or Microsoft related events; and all other services defined in this Statement of Work. If Sylvan chooses to discount a Microsoft exam, Sylvan shall do so at Sylvan's expense and without affect to Microsoft's remittance.

                     TRANSACTION FEE
                     Sylvan Prometric will receive a $     *      transaction
                     fee for each prepaid Microsoft exam registration that later expires. This includes Microsoft vouchers, Sylvan generic vouchers, credit card payments and other forms of payment used to register for a Microsoft exam on or after July 1, 1999. All transaction fees should be detailed separately via MEERT.

                     CREDIT CARD FEES
                     Microsoft will make a      *      payment toward credit
                     card fees during the first contract year. Sylvan assumes all other credit fees. This will be paid in 12 monthly payments. Sylvan will submit a monthly invoice to Microsoft.

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 15

                      EXPIRED EXAMS
                      If the candidate has prepaid Sylvan for a Microsoft exam prior to July 1, 1999 and the registration expires on or after July 1, 1999, those forfeited funds will be split
                      between Sylvan and Microsoft      *      .
                      Sylvan to report this activity via the Forfeiture Report, per Exhibit F, THE REPORTING MATRIX.


                      SYLVAN GENERIC VOUCHERS
                      In the event that Sylvan offers a generic voucher to the marketplace, Microsoft will only receive payment in the event that a candidate registers for a Microsoft exam. In this case, payment to Microsoft will follow the same business rules outlined in Section 18.1, SYLVAN SERVICE FEES. above.

                      EXAM PUBLISHING
                      The first      *      exams within the contract year will
                      be published for no additional charge. After the first
                           *     , the fee will be $     *      per exam. A
                      published exam is a live exam, a localization or a revision. Betas and internal exams have no additional charge. Sylvan will report the number of exams published
                      to Microsoft monthly to track against the       *
                      exam cap. See Section 9.1, SYLVAN EXAM PUBLISHING AND POSTING PROCESS for additional details.

             18.3     THE PRICING SCHEDULE MAINTENANCE

                      Microsoft has created a price schedule, referred to as Exhibit G, THE PRICING SCHEDULE, which lists all Microsoft end user exam prices and expected currencies by country. Microsoft reserves the right to make any changes to Exhibit G, THE PRICING SCHEDULE, including prices to end users, up to once per quarter. Microsoft will communicate all changes to THE PRICING SCHEDULE to Sylvan 30 calendar days prior to the date that the change(s) are to be implemented by Sylvan.

                      CURRENCY CHANGES
                      In the event that Microsoft requests Sylvan to collect candidate fees in a currency that Sylvan is not currently supporting for its other clients, Sylvan and Microsoft will mutually agree upon implementation and timelines.

                      COLLECTING IN EUROS
                      Sylvan to collect candidate fees in Euros in those countries identified as being in the Euro-zone. See Exhibit R, THE EURO BRIEF.

             18.4     MCP SERVICE FEE EXAMPLES
                      FULL FEE EXAMPLE:
                      Microsoft sets the MCP (Customer type) ERP of $CDN      *
                           for Canada (Country). $CDN     *      converts to
                      $US     *     using the buy rate from the Wall Street
                      Journal on the last day of the fiscal month
                      The Net Remittance = (ERP - Sylvan Services Fee)
                      ($     *      - $     *     ) = $     *
                      The financial transaction would be:

                      Extended/Invoice amount:            $     *
                      Total Service Fee                   $     *
                      Total Net Remittance Amount         $     *

                           *       OFF DISCOUNT EXAMPLE:
                      If Microsoft wanted to offer      *       off for a
                      particular exam or to a particular customer in the same country as described above, the fee collected becomes $ * instead of $ * and the Net Remittance would be $ * instead of $ * . The Net-Remittance = (ERP - Sylvan Services Fee) ($ * - $ * ) = $ *

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 16

                       The financial transaction would be:

                       Extended/Invoice amount:            $     *
                       Total Service Fee                   $     *
                       Total Net Remittance Amount         $     *

                       LTDMA PRICING EXAMPLE:
                       Long Term Discount Market Adjustments (LTDMA) are applied to developing countries. If an LTDMA price was charged in
                       India, the candidate would pay $     *     , the Sylvan
                       Services Fee would be $ * and the Net Remittance would be -$ * . The financial transaction would be:

                       Extended/Invoice amount:            $     *
                       Total Service Fee                   $     *
                       Total Net Remittance Amount        -$     *

                       SYLVAN DISCOUNT EXAMPLE:
                       If Sylvan chooses to discount, via a prepaid exam or voucher, a Microsoft exam in North America by
                             *     , the discounted amount, $     *     ,
                       should be subtracted from Sylvan's Service Fee and the difference remitted to Microsoft. In the event that the customer redeems the voucher prior to expiration, the final transaction would be:

                       Extended/Invoice Amount:   $     *    (per exam)
                       Total Service Fee:         $     *    (per redeemed exam)
                       Total Net Remittance:      $     *    (per redeemed exam)

                       In the same example, if the voucher is used to register for a Microsoft exam and expires prior to being redeemed, the final transaction would be:

                       Extended/Invoice Amount:       $     *     (per exam)
                       Total Transaction Fee:         $     *
                       Total Net Remittance:          $     *     (per unused
                                                                  exam/voucher)

      19.0     COLLECTIONS BY SYLVAN

               19.1    CURRENCIES
                       Microsoft will establish the Suggested Retail Price in various currencies. When consolidating reporting, local currencies should be converted to USD using the buy rate from the Wall Street Journal as published on the last day of the fiscal month.

               19.2    ACCEPTABLE PAYMENT METHODS
                       Sylvan will determine acceptable payment methods, however, pricing is based on the assumption that all payments will be made on a prepaid basis and therefore have no associated bad debt or cost of money risks. Microsoft accepts no liability for unpaid debts if Sylvan chooses to extend terms. As a guide, the following payment methods will be offered:

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 17

               19.3    CREDIT CARD TRANSACTIONS
                       All credit card orders should be authorized prior to exam delivery, in order to minimize Sylvan's bad debt exposure. Sylvan shall ensure that all language on credit card invoices to end users does not in any way indicate that Microsoft is generating the invoice.

               19.4    BANK ORDER AND CHECK TRANSACTIONS
                       Sylvan should take physical possession of all checks and bank orders prior to exam delivery, in order to minimize Sylvan's bad debt exposure. Sylvan shall ensure that all language regarding invoices associated with bank orders and check transactions to end users does not in any way indicate that Microsoft is generating the invoice.

               19.5    PURCHASE ORDER TRANSACTIONS
                       Sylvan may extend credit terms to any customer where they deem necessary, but does so at their own discretion and risk. It is recommended that Sylvan use all credit tools available to assess each customer's credit worthiness prior to extending credit terms. Sylvan shall ensure that all language regarding invoices associated with purchase order transactions to end users does not in any way indicate that Microsoft is generating the invoice.

             19.6     REMITTANCE TO MICROSOFT
                      Regardless of Sylvan's ability to collect from a candidate, Microsoft shall receive full remittance as set forth in this STATEMENT OF WORK.

    20.0     BANKING RELATIONSHIP
             Microsoft will not own any depository bank accounts. Sylvan will own all Depository Bank Account(s) for management of this program.

             20.1     CASH REMITTANCE
                      Based on the MERT reconciliation report, Sylvan will wire transfer the remittance amount to Microsoft on the 8th business day following fiscal month end. The transfer amount will be in US dollars, as set forth in Section 19, and should be wired to:
                      Microsoft World Wide Programs       *
                      Account       *
                      ABA       *
                      Swift       *
                            *

             20.2     CASH RECONCILIATION REPORT
                      Sylvan is required to submit the MERT reconciliation report by the 8th business day following fiscal month end. This report reconciles the net MERT revenue royalties plus any other miscellaneous revenues due. The reconciliation amount is the amount payable to Microsoft by the 8th business day following fiscal month end. See EXHIBIT K, MERT SAMPLE REPORT for an example of a reconciliation report.

             20.3     INVOICING
                      From time to time, Microsoft may engage Sylvan for activities not stated in this STATEMENT OF WORK. If mutually agreed, Sylvan will invoice Microsoft for any expenses outside of exam delivery costs. Hard copy invoices should be provided on a monthly basis to the Financial Operations group at Microsoft and should be accompanied by sufficient backup to validate all charges. All invoices will be payable by Microsoft on a net 30 day basis from receipt of invoice. All invoices will be for the previous month's activity and should be sent to:

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 18

                      (Current) Microsoft Financial Operations Accountant
                           *
                           *

                       Electronic copy must be submitted to Microsoft via MERT. While the hard copy may be at a more summarized level than the MERT reporting, Sylvan must ensure that hard copy invoicing ties to MERT submissions.

                       All invoices should be sent to Microsoft within 5 business days of fiscal month-end. See sample below.

   Sample Invoice

------------------------------------------------------------------------------------------------------------
                  ------------------------------
                  VENDOR NAME
                  VENDOR ADDRESS 1                                    ------------------------
                  VENDOR ADDRESS 2                                    Invoice #
                  VENDOR ADDRESS 3                                    ------------------------
                  Vendor Phone
                  ------------------------------                      PAGE           1 OF 1

                                                                      ------------------------
                  ------------------------------                      DATE
                  Microsoft                                           CUSTOMER
                  ------------------------------                      Our Ref #
                  ONE MICROSOFT WAY                                   ------------------------
                  Redmond,WA 98053
                  ------------------------------

                  Invoice for COURSEWARE
          -------------------------------------------------------------------------------------------------
            STOCK
            CODE Description                                          Qty            Price      TOTAL
          -------------------------------------------------------------------------------------------------
                                                                                                $0.00
                                                                                                $0.00
                                                                                                $0.00
                                                                                                $0.00.
                                                                                                $0.00
                                                                                                $0.00





          -------------------------------------------------------------------------------------------------
                  PAYMENT TERMS ARE NET 30 DAYS
                                                           TOTAL                                $0.00
          -------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


    21.0     FINANCIAL REPORTING
             Sylvan shall provide compliant monthly financial reporting (MERT) by the 8th business day after month-end close. Month end is determined by Microsoft's fiscal calendar. All reporting format and content must comply with MERT specifications. MERT reports should be submitted outlined in Exhibit J, the MERT REQUIREMENTS. Microsoft should be notified when these have been submitted each month. Sylvan submits monthly Sales Reporting of exams delivered to report all dollars for the previous month's activity.

*Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 19

   21.1      MERT REPORTING

             Sylvan will submit MERT Reporting per the MERT specifications by the 8th business day of the month following fiscal month end. Please refer to the MERT specification for format and content details. Please refer to Exhibit M for a fiscal 2000 calendar.

    21.2     MERT CAMPAIGN CODES
             Sylvan will break out each campaign via MERT. Exhibit L, the MERT CAMPAIGN CODES DOCUMENT WILL list the various campaign codes to be used. As Microsoft creates additional promotions or discounts additional campaign codes will be added. This report is due the 11th business day.

    21.3     REVENUE REPORTING
             Sylvan shall provide a monthly revenue report. The Revenue Report should be completed as part of the monthly reports sent to Microsoft via MERT, due the 8th business day. This report should reflect the net-remit nature of the business, showing gross sales by exam delivered to end customers as well as the total net remit expense amount by exam to arrive at the contracted net-remit amount by exam. (Please refer to EXHIBIT J, THE MERT REQUIREMENTS document.)

    21.4     EXPENSES REPORTING
             Sylvan shall provide a monthly expense report for all exam delivery costs plus any other contracted expenses that are not included in the exam delivery price. The Expenses Report should be completed as part of the monthly reports sent to Microsoft via EXHIBIT J, MERT REQUIREMENTS document. This report is due the 8th business day.

    21.5     FINANCIAL SUMMARY REPORT
             Sylvan shall produce a report summarizing all activity, by country, exam type, discount type. This report should begin with the premise
             that all exams are priced at      *       and should reconcile all
             discounts, fees and expenses in order to match the amount of the wire transfer as shown in EXHIBIT F, the REPORTING MATRIX. This report is also called the "Fin-Con" report and is due on the 10th business day.

* Text omitted based upon request for confidential treatment.

Microsoft Confidential              Page 20

                                    Exhibit A
22.0 List of Exhibits

                 EXHIBITS     TITLE

                 A            Sylvan Statement of Work
                 B            Japan SOW
                 C            Exam Program Guide
                 D            Missing Exam Results
                 E            Exam Import Export Format
                 F            Reports Matrix
                 G            Pricing Schedule
                 H            MSS Sylvan Exam Brief
                 I            Microsoft Voucher Policies
                 J            MERT Requirements
                 K            MERT Sample Report
                 L            MERT Campaign Codes
                 M            Microsoft Fiscal Calendar, FY00
                 N            The Microsoft Corporation Agreement for Sylvan
                              Resources
                 0            NDA Agreement
                 P            MCP Exam Performer Logo Usage Guidelines
                 R            The Euro Brief
                 S            The Master MPP
                 T            The Master Sim MPP
                 U            MS-Cert Phase-In Plan


Microsoft Confidential                  Page 21                        05/12/99

                                   EXHIBIT B

                               JAPAN SOW ADDENDUM

     OVERVIEW
     This document is intended to outline the business requirements that are unique to Japan and thus not represented in the current SYLVAN SOW. Some requirements in this document may be listed as suggested business practices; however, it is up to SYLVAN to determine the best practice for their business. The requirements listed in this document should be considered requirements beyond those defined in the SYLVAN SOW.

     Call Center Overview

     o SYLVAN shall provide MCP candidates with dedicated access to a SYLVAN Regional Service Center.

     o SYLVAN shall provide a fax line for faxed registration requests (at minimum).

     o  SYLVAN shall conduct customer satisfaction surveys as described in section 4.0 in Exhibit A.

     o  SYLVAN shall provide support in      *      (see        registration
        process below).

     KPIs
     KPIs defined in EXHIBIT A, THE SYLVAN STATEMENT OF WORK.

     REGISTRATION PROCESS
     SYLVAN must ensure that the candidate's information is correctly entered into the database. Because of the difficulties of accurately capturing candidate info via the phone, the candidate must be allowed to send a written request to SYLVAN, either by fax, e-form or via the web. The written registration request should also incorporate Kana as that practice is considered the most successful. The candidate will then call the SYLVAN Regional Service Center after the written request has been submitted to confirm that the registration information is correct. SYLVAN will also verify all information by either repeating or spelling back information to the candidate while on the phone.

     If the registration is made "on-site" or with Internet web registration then the above does not apply, assuming that the candidate is present and the registrar is confident of accurate spelling.

      *


     WEB REGISTRATION

* Text omitted based upon request for confidential treatment.

                                   Exhibit B

    A web registration site is required.

    PAYMENT FORMS
    1. Sylvan will make reasonable efforts to implement credit cards as a form of payment.
    2. Bank Transfers
    3. Vouchers
    It is up to SYLVAN's discretion whether to enhance this model and accept other forms of payment.

    CANCELLATION POLICY
    CANDIDATE
    SYLVAN will allow all MCP candidates the opportunity to cancel a registration three business days (72hours) or more prior to the scheduled appointment and offer the candidate a full refund if requested. If the candidate does not cancel the registration three business days or more prior to the scheduled appointment, the candidate will forfeit the exam funds (see SYLVAN SOW regarding Forfeiture Procedures) It is up to the SYLVAN's discretion to make exceptions regarding cancellations requested with less than three business days advanced notice; however, SYLVAN will do so at their own expense.
    SYLVAN
    If SYLVAN must cancel a candidate registration for any reason, SYLVAN will notify candidate no later than one business day (24 hours) prior to scheduled exam. In the event that SYLVAN cannot contact candidate prior to cancellation, SYLVAN will make appropriate compensation to candidate, perhaps in the form of a free exam at SYLVAN's expense.

    DATA FEEDS
    In light of the complexity of accommodating       *       in MSFT's
    systems, SYLVAN shall send exam records daily to two distinct destinations as listed below:
    1. Exam records (see required fields above) in       *       shall be sent
    to MS-Cert via the file feed process outlined in the Exhibit A, SYLVAN SOW.
    2. Exam records      *      shall be sent to MSFT's      *       fulfillment
    vendors      *      . Exam records are to be placed in an excel file, per
    the sample attached as      *      . This file should be emailed to      *
        at      *       by close of business each day.

    DATA INTEGRITY OF THE DATA FEED FORMAT (EXCEL
    FILES)

      *

    Data Feed KPIs will remain the same as listed in the SYLVAN SOW.

    ADDRESS CHANGES
    Currently,      *       sends address changes to Sylvan to be made in
    Sylvan's database. Until a formalized process is created SYLVAN will not be
    responsible for address changes from      *      , however, MSFT will work
    to create a process to accommodate this.

*Text omitted based upon request for confidential treatment.

                                   Exhibit C


                                       *

* Text omitted based upon request for confidential treatment.

                                   Exhibit D

            *

* Text omitted based upon request for confidential treatment.

                                    Exhibit E




* Text omitted based upon request for confidential treatment.

REPORT MATRIX                     Exhibit F

---------------------------------------------------------------------------------------------------------------------
TYPE
----
KPLS     REPORT TITLE                *                          *                FREQUENCY         *           *
---------------------------------------------------------------------------------------------------------------------




         Phone Service
         Level                       *                          *                Monthy            *           *
---------------------------------------------------------------------------------------------------------------------





         Number of calls             *                          *                Monthly           *           *
---------------------------------------------------------------------------------------------------------------------


         # of Exams                  *                          *                Monthly           *           *
---------------------------------------------------------------------------------------------------------------------




         Number of
         Registrations               *                          *                Monthly           *           *
---------------------------------------------------------------------------------------------------------------------





         Exam Service
         Level                       *                          *                Monthly           *          *
---------------------------------------------------------------------------------------------------------------------

* Text omitted based upon request for confidential treatment.

---------------------------------------------------------------------------------------------------------------------






         Exam Data Sent              *                          *                Monthly           *          *
---------------------------------------------------------------------------------------------------------------------
VOUCHERS
---------------------------------------------------------------------------------------------------------------------









         MS Sub Remit                *                          *                Monthly           *          *
---------------------------------------------------------------------------------------------------------------------



         MS Orders                   *                          *                Monthly           *          *
---------------------------------------------------------------------------------------------------------------------



         Discount Usage              *                          *                Monthly           *          *
---------------------------------------------------------------------------------------------------------------------



           *                         *                          *                  *               *          *
---------------------------------------------------------------------------------------------------------------------



           *                         *                          *                  *               *          *
---------------------------------------------------------------------------------------------------------------------

* Text omitted based upon request for confidential treatment.

---------------------------------------------------------------------------------------------------------------------
EXAM
DEV/
PUBLISHING
---------------------------------------------------------------------------------------------------------------------


         # of exams
         Published              *                                                Monthly           *          *
---------------------------------------------------------------------------------------------------------------------
CHANNEL
---------------------------------------------------------------------------------------------------------------------




           *                    *                                   *              *               *          *
---------------------------------------------------------------------------------------------------------------------


         Testing Center
         Summary                *                                                Monthly           *          *
---------------------------------------------------------------------------------------------------------------------
FINANCE
---------------------------------------------------------------------------------------------------------------------


           *                    *                                   *              *               *          *
---------------------------------------------------------------------------------------------------------------------



         Finance Summary        *                                   *            Monthly           *          *
---------------------------------------------------------------------------------------------------------------------



         Campaign Report        *                                                Monthly                      *
---------------------------------------------------------------------------------------------------------------------

* Text omitted based upon request for confidential treatment.

---------------------------------------------------------------------------------------------------------------------
OTHER
---------------------------------------------------------------------------------------------------------------------




         Escalation Report
         Summary                *                                   *            Monthly           *          *
---------------------------------------------------------------------------------------------------------------------




         Promotion Report       *                                   *            TBD               *          *
---------------------------------------------------------------------------------------------------------------------





         Customer Sat.          *                                                Monthly                      *
---------------------------------------------------------------------------------------------------------------------


         Open
         Issues/Actions Log     *                                                on-going                     *
---------------------------------------------------------------------------------------------------------------------


         Monthly Status
         report                 *                                                monthly                      *
---------------------------------------------------------------------------------------------------------------------




         Test Center
         Adherence              *                                   *            Quarterly         *          *
---------------------------------------------------------------------------------------------------------------------

* Text omitted based upon request for confidential treatment.

                                   Exhibit G

                                       *

* Text omitted based upon request for confidential treatment.

                                   Exhibit H

                                       *

* Text omitted based upon request for confidential treatment.

                                   Exhibit I

                                       *

* Text omitted based upon request for confidential treatment.

                                   Exhibit J

                                       *


* Text omitted based upon request for confidential treatment.

                                   Exhibit K

                                       *


* Text omitted based upon request for confidential treatment.

                                   Exhibit L

                                       *





* Text omitted based upon request for confidential treatment.

                                   Exhibit M

  [Graphic of Microsoft Fiscal Calendar from July '99 to Jun '00 appears here]

                                                                       Exhibit N

       MICROSOFT CORPORATION
       AGREEMENT FOR VENDOR RESOURCES
       (with Non-Disclosure Provisions)

       This Agreement is made by and between MS CORPORATION ("MS"), a Washington corporation, and the undersigned ("Vendor") and is effective upon Vendor signature date. MS and Vendor agree as follows: A written contract with Vendor must be executed prior to establishing an email account, network access account, or issuing a card access key to the undersigned party.

       1. EMAIL ACCOUNT and/or NETWORK ACCESS ACCOUNT.

       If MS establishes an "email" or network access account for Vendor, the vendor agrees to comply with all rules and restrictions MS imposes below:

       MS will provide Vendor an account name and "password" for the email account and/or network connectivity.

       Vendor will change password from time to time to maintain security. Vendor shall not disclose his/her current password to any other person or entity, and agrees to immediately notify MS in the event of any unauthorized disclosure of the same.

       Vendor agrees to remain within the authorized capabilities of his/her account. Any attempt to gain unauthorized access to another person's corporate account or into any restricted area of the corporate network is prohibited and will result in immediate termination of the email account privileges.

       Vendor's email and/or network account is granted strictly for the benefit of doing business with MS and cannot be used for any other purpose, such as to promote or solicit business for Vendor or for any outside vendors. Email and any other data stored on or transmitted by MS-owned equipment are MS property, shall not be removed by Vendor, and may be accessed by MS at MS' sole discretion.

       For the purposes of this section, "email account" shall include all means of Microsoft WEB and Internet access.

       MS RESERVES THE RIGHT TO TERMINATE VENDOR'S EMAIL and/or NETWORK ACCOUNT PRIVILEGES AT ANY TIME, IN MS' SOLE DISCRETION.

       2. CARDKEY ACCESS.

       If MS provides a cardkey for Vendor, the vendor agrees to comply with all rules and restrictions MS imposes as stipulated by Cardkey Access guidelines for cardkey privileges listed below:

       Vendor must have his/her cardkey in his/her possession at all times while Vendor is at a MS facility. The cardkey is for use by Vendor only for business conducted at MS and shall not be loaned to another person.
       Lost cardkeys must be reported within twenty-four (24) hours.

       Unless otherwise confirmed by the MS Manager, Vendor's cardkey access shall be from 7:00 a.m. until 7:00 p.m. for Vendor's assigned building Monday through Friday. Vendor's cardkey privileges shall expire at 7:00 p.m. on the final day of assignment.

       Vendor's cardkey must be returned to the MS Manager upon Vendor's separation from MS. A fee of Fifty Dollars (US$50.00) shall be assessed to the MS department below for Vendor's cardkey if not returned within three (3) days of Vendor's separation from MS or termination of Vendor's cardkey privileges, and such fee may be passed through to Vendor.

        Vendor grants MS permission to copy and circulate Vendor's cardkey photograph to MS employees or agents at MS' discretion.

        MS RESERVES THE RIGHT TO TERMINATE VENDOR'S CARDKEY PRIVILEGES AT ANY TIME, IN MS' SOLE DISCRETION.



        3.       NONDISCLOSURE PROVISIONS.

                 In consideration of MS' grant of email privileges, external network connectivity, and/or cardkey access, and the opportunity to provide services to MS, Vendor agrees that, at all times during the term of this Agreement and thereafter, Vendor expressly undertakes to retain in strictest confidence and agrees not to use for any purpose other than his/her work for MS, nor disclose to anyone outside of MS without the express written authorization of an officer of MS, any confidential or proprietary information of MS, including but not limited to: (a) data, concepts, techniques, processes, designs, circuits, cost information, computer programs, formulas, development or experimental work, work in progress, and other technical know-how, financial, marketing and other business information, or any other trade secrets of MS disclosed to Vendor by MS or obtained by Vendor through observation or examination of MS operations, customers or suppliers, including the identity of such customers or suppliers; and (b) any information MS has received from others that MS is obligated to treat as confidential or proprietary. If Vendor has any questions as to what comprises such confidential or proprietary information, Vendor agrees to consult with the MS representative who has signed below. The information protected by this paragraph includes all information and know-how transmitted to Vendor by MS that MS has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential. The foregoing NDA provisions are in addition to any other NDA that has been executed by the Vendor Company.

        IN WITNESS WHEREOF, Vendor has executed the Agreement on 3/11, 1998
                                                                 --------------

        VENDOR:                                   Vendor #
                                                        ----------------------
        /s/ Donald G. Hall Jr.                          1000 Lancaster Street
        -----------------------------                   ----------------------
        Signature                                       Address

        Donald G. Hall Jr. Client Communications        Baltimore, MD 21202
        -----------------------------                   ----------------------
        Print Name
        Sylvan Prometric                                       *
        -----------------------------                   ----------------------
        Employer       (company name)                   MS     *    (print name)
                 NA                                     /s/    *
        -----------------------------                   ----------------------
        Purchase Order                                  MS     *      Signature


        Relationship of Party to MS:   Vendor           OEM        Independent
        Contractor                           ----           -----
                  ----

* Text omitted based upon request for confidential treatment.

                                    Exhibit O

                 MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT
                              (STANDARD RECIPROCAL)

          THIS AGREEMENT (the "Agreement") is made between MICROSOFT CORPORATION, a Washington corporation, and Sylvan Learning Systems, Inc. ("COMPANY") and entered into this 16th day of February, 1998.
                                        ----          ---------   --

          In consideration of the mutual promises and covenants contained in this Agreement, the mutual disclosure of confidential information to each other, the parties hereto agree as follows:

     1.   Confidential Information and Confidential Materials
          ---------------------------------------------------

          (a) "Confidential Information" means nonpublic information that Disclosing Party designates as being confidential or which, under the circumstances surrounding disclosure ought to be treated as confidential. "Confidential Information" includes, without limitation, information relating to released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party's business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Confidential Information disclosed to Receiving Party by any Disclosing Party Subsidiary and/or agents is covered by this Agreement.

         (b) Confidential Information shall not include any information that:
     (i) is or subsequently becomes publicly available without Receiving Party's breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party's disclosure of such information to Receiving Party; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; or (iv) is independently developed by Receiving Party.

         (c) "Confidential Materials" shall mean all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

     2.   Restrictions
          ------------

          (a) Receiving Party shall not disclose any Confidential Information to third parties for five (5) years following the date of its disclosure by Disclosing Party to Receiving Party, except to Receiving Party's consultants as provided below. However, Receiving Party may disclose Confidential Information in accordance with judicial or other governmental order, provided Receiving Party shall give Disclosing Party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

          (b) Receiving Party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information. Receiving Party may disclose Confidential Information or Confidential Material only to Receiving Party's employees or consultants on a need-to-know basis. Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.

          (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of Receiving Party's business relationship with Disclosing Party, and only as otherwise provided hereunder. Receiving Party agrees to segregate all such Confidential Materials from the confidential materials of others in order to prevent commingling.

          (d) Receiving Party may not reverse engineer, decompile or disassemble any software disclosed to Receiving Party.

     3.    Rights and Remedies
           -------------------

          (a) Receiving Party shall notify Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by

     Receiving Party, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and/or Confidential Materials and prevent its further unauthorized use.

         (b) Receiving Party shall return all originals, copies, reproductions and summaries of Confidential Information or Confidential Materials at Disclosing Party's request, or at Disclosing Party's option, certify destruction of the same.

         (c) Receiving Party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

         (d) Disclosing Party may visit Receiving Party's premises, with reasonable prior notice and during normal business hours, to review Receiving Party's compliance with the terms of this Agreement.

     4.    Miscellaneous
           -------------

         (a) All Confidential Information and Confidential Materials are and shall remain the property of Disclosing Party. By disclosing information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under Disclosing Party patents, copyrights, trademarks, or trade secret information.

         (b) If either party provides pre-release software as Confidential Information or Confidential Materials under this Agreement, such pre-release software is provided "as is" without warranty of any kind. Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever relating to Receiving Party's use of such pre-release software.

         (c) Any software and documentation provided under this Agreement is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph
     (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Microsoft Corporation/One Microsoft Way/Redmond, WA 98052-6399.

         (d) Both parties agree that they do not intend nor will they, directly or indirectly, export or re-export (i) any Confidential Information or Confidential Materials, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information or Materials to (A) any country that is subject to U.S. export restrictions (currently including, but not necessarily limited to, Iran, Iraq, Syria, Cuba, North Korea, Libya, and Sudan), or to any national of any such country, wherever located, who intends to transmit or transport the products back to such country; (B) to any end-user who either party knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (C) to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

         (e) The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

         (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of Disclosing Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

        (g) If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees. This Agreement shall be construed and controlled by the laws of the State of Washington, and both parties further consent to jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute.

        (h) Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

        (i) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

        (j) All obligations created by this Agreement shall survive change or termination of the parties' business relationship.

     5.    Suggestions and Feedback
           ------------------------

     Either party may from time to time provide suggestions, comments or other feedback to the other party with respect to Confidential Information provided originally by the other party (hereinafter "Feedback"). Both parties agree that all Feedback is and shall be entirely voluntary and shall not, absent separate agreement, create any confidentiality obligation for the Receiving Party. However, the Receiving Party shall not disclose the source of any feedback without the providing party's consent. Feedback shall be clearly designated as such and, except as otherwise provided herein, each party shall be free to disclose and use such Feedback as it sees fit, entirely without obligation of any kind to the other party. The foregoing shall not, however, affect either party's obligations hereunder with respect to Confidential Information of the other party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


     COMPANY: Sylvan Learning Systems,Inc.        MICROSOFT CORPORATION
             -----------------------------

     Address: 1000 Lancaster St.                By: /s/      *
             --------------------------            ---------------------------
              Baltimore, MD 21202              Name:       *
     ----------------------------------              -------------------------
     By:     Steve Hoffman                      Title:       *
        -------------------------------               ------------------------
     Name:                                      Date:  8-27-98
          -----------------------------              -------------------------
     Title:                                     MS Contact:
           ----------------------------                    -------------------
     Date:        8/25/98
          -----------------------------

* Text omitted based upon request for confidential treatment.

     1/15/97 LE911420.028

                                    EXHIBIT P

            GUIDELINES FOR USING THE MICROSOFT CERTIFIED PROFESSIONAL
                               EXAM PROVIDER LOGO

                              MISCROSOFT CERTIFIED
                                  PROFESSIONAL
                                  EXAM PROVIDER


     o  You must sign the Exam Services Agreement before using the Logo.

     o You may only use the Logo on your Web site, marketing material, and letterhead to indicate that you provide exams for the Microsoft Certified Professional program.

     o Microsoft will provide you with electronic or camera ready artwork of the Logo. You may not alter this artwork in any way.

     o The Logo may not be translated of otherwise localized into any other language. Any localized versions of the Logo must be provided by Microsoft.

     o You may not display the Logo in a manner that suggests that the Logo is a part of your company or service name.

     o Your trade name or company name must appear on any materials where the Logo is used. The Logo cannot appear larger than or more prominent than your name, trademark, logo or trade name.

     o The Logo may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, certification, or approval; other than as set forth by the Exam Services Agreement.

     o The Logo, or any elements thereof, may not be included in your trade or business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademarks.

     o You may not combine the Logo with any other object, including, but not limited to, other logos, icons, words, graphics, photos, slogans, numbers, design features, symbols or Web site audio files.

     o The Logo may not be imitated or used as a design feature in any of your materials or on your Web site.

     o The Logo shall be attributed to Microsoft Corporation in all materials where it is used, with the following attribution clause: "Microsoft is a registered trademark of Microsoft Corporation in the United States and other countries."

     o You may not use the Logo in any way other than as specified in these guidelines.

     SPACING

     The Logo must stand alone. A minimum amount of space must be left between the Logo and any other object such as type, other logos, photography, borders, edges, and so on. The required border or empty space around the Logo must be x wide, where x equals the height of the graphic, as represented by the height of the box which contains the words "Microsoft Certified".

     MINIMUM SIZE

     You should take care of maintain the integrity of all elements of the Logo. For example, the logotype and trademark notations must be readable; in no case should the Logo appear at such a small size that these conditions are not met. The minimum acceptable size for the Logos is 1 inch (2.54cm) in length.

     COLOR

     The Microsoft Certified Professional Exam Provider Logo can appear in two colors or in black and white.


     Miscrosoft is a registered trademark of Miscrosoft Corporation in the United States and other countries.

     -------------------------------------------------------------------------

                                   Exhibit R


     NAME: PRICING IN THE EURO





      REVISION #      REVISION DATE                 DESCRIPTION OF REVISION(S)
      1.0


















     SIGNATURES:

     Vendor:                *                        Marketing:
               ------------------------------                  -----------------
     Signature:                                      Signature:
               ------------------------------                  -----------------
     Date:                                           Date:
               ------------------------------             ----------------------


     VAM:                   *
               ------------------------------
     Signature:
               ------------------------------
     Date:
               ------------------------------

* Text omitted based upon request for confidential treatment.

     Microsoft Memo


     TO:                     *

     FROM:                   *

     DATE:             11/3/98

     SUBJECT:          Euro Pricing

     CC:                     *


     -----------------------------------------------------------------------

     PROGRAM OVERVIEW:
     Beginning 1/1/99 the EMU will work toward replacing national currencies with one common currency, the Euro. This date marks the beginning of the Single Monetary Policy and exchange rates will be locked, but National currencies will remain in circulation until June 30, 2002. In line with this strategy, MCP exams will be priced in the Euro beginning 1/l/99.

     COUNTRIES IN THE EURO ZONE (AS OF 11/3/98)
     Austria           Italy
     Belgium           Luxembourg
     Finland           Netherlands
     France            Portugal
     Germany           Spain
     Ireland

     MCP EXAM PRICE
     --------------
     MCP Exam prices should be set at $     *      US equivalent using the
     conversion rate set at the end of the day on 1/1/99.

     ESP RESPONSIBILITIES
     o Price, invoice and receive payment from MCP customers in the Euro (all other financial requirements to remain the same as described in the Statement of Work).

     o CSRs should be able to quote MCP & MSS exam prices in both Euro and the National Currency.

     o   Complete the attached Euro survey and return to the VAM by 11/23/98.

     o The ESPs must price all MCP exams within the Euro Zone (see list above).

     o Notify MSFT immediately if there are any concerns with honoring our request to price MCP exams in the Euro.

     PRICE LIST
     Price List for Euro-zone countries is attached at the end of this document.

         *


* Text omitted based upon request for confidential treatment.

                                   Exhibit S

                                       *


* Text omitted based upon request for confidential treatment.

                                   Exhibit T

                                       *




* Text omitted based upon request for confidential treatment.

                                    Exhibit U

                              Ms-Cert Phase-In Plan
                              ---------------------

     Overview
     --------
     In order to ensure a high level of customer satisfaction, Microsoft and Sylvan will work together to integrate MS Cert (Candidate Manager module) in Sylvan Call Centers for use by Sylvan Customer Service Representatives. One purpose of the integration of MS Cert is to eliminate potential duplicate records in the Microsoft Certification database. In an effort to avoid creating duplicate records, the CSR's will look up a candidate's MCPID using Candidate Manager if a candidate has not tested before with SYLVAN. If an MCPID is found for the candidate that MCPID will be inserted into a custom demographic field during the registration. Sylvan intends to integrate MS Cert into its registration technology and procedures in accordance with the requirements of this Exhibit U.

     This integration effort may require substantial investment on the part of Sylvan and Microsoft prior to launch, both financially and in the time and effort necessary to integrate the technology and to train Sylvan's personnel in its use. Without further analysis, Sylvan and Microsoft are unable to fully estimate the impact of MS Cert integration. The parties recognize, however, that there is great potential benefit of the integrated MS Cert and Sylvan systems to Microsoft when the effort is completed. Sylvan and Microsoft agree to the following technology phase-in plan unless a plan which is even more beneficial is mutually agreed on:

     Phase-In Plan
     -------------

      *

* Text omitted based upon request for confidential treatment.